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                                                                   EXHIBIT 3.03


                            JETFLEET AIRCRAFT, L.P.
                    AMENDED AND RESTATED LIMITED PARTNERSHIP
                                   AGREEMENT



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                            JETFLEET AIRCRAFT, L.P.
                         LIMITED PARTNERSHIP AGREEMENT

                               TABLE OF CONTENTS
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ARTICLE I DEFINED TERMS...........................................................................................1

ARTICLE II ORGANIZATION..........................................................................................12

         2.1      Formation......................................................................................12

         2.2      Name, Place of Business and Office.............................................................12

         2.3      Purpose........................................................................................12

         2.4      Term...........................................................................................12

ARTICLE III.  PARTNERS AND CAPITAL...............................................................................13

         3.1      General Partners...............................................................................13

         3.2      Assignor Limited Partner.......................................................................13

         3.3      Unitholders....................................................................................13

         3.4      Capital Contributions..........................................................................15

         3.5      Application of Capital Contributions...........................................................15

         3.6      Partnership Capital............................................................................15

         3.7      Liability of Partners and Unitholders..........................................................15

ARTICLE IV DISTRIBUTIONS, PROFITS AND LOSSES.....................................................................17

         4.1      Distributions..................................................................................17

         4.2      Allocation of Profits and Losses...............................................................17

         4.3      Special Allocations............................................................................18

         4.4      Curative Allocations...........................................................................19

         4.5      Allocation Among Partners......................................................................19

         4.6      Acknowledgment of Tax Consequences.............................................................20

ARTICLE V RIGHTS, POWERS AND DUTIES OF THE GENERAL PARTNERS......................................................20

         5.1      Management and Control of the Partnership......................................................20

         5.2      Authority of the Managing General Partner......................................................21

         5.3      Authority of Partners to Deal with Partnership.................................................24

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         5.4      Restrictions on the Authority of a General Partner.............................................25

         5.5      Duties and Obligations of the General Partners.................................................26

         5.6      Compensation of the General Partners...........................................................27

         5.7      Other Businesses of Partners...................................................................31

ARTICLE VI GENERAL PARTNER WITHDRAWAL, REMOVAL, AUTOMATIC CESSATION AND SUBSTITUTION; TRANSFER
         OF A GENERAL PARTNERS INTEREST..........................................................................32

         6.1      Withdrawal of the General Partners.............................................................32

         6.2      Removal of the General Partners................................................................32

         6.3      Substitute and Additional General Partners; Assignment of Economic Interest....................32

         6.4      Automatic Cessation of General Partners........................................................33

         6.5      Purchase of a Terminated General Partner's Interest............................................34

         6.6      Effect on Fees of Termination of Managing General Partner......................................34

         6.7      Notes and Interest.............................................................................34

         6.8      Liability of a Terminated General Partner......................................................35

         6.9      Amounts Payable to S.P.L.C.....................................................................35

ARTICLE VII TRANSFERABILITY OF LIMITED PARTNERSHIP INTERESTS OR UNITS............................................35

         7.1      Restrictions on Transfers of Units.............................................................35

         7.2      Incapacity of Unitholders......................................................................38

         7.3      Change In Record Ownership.....................................................................38

         7.4      Substituted Limited Partner....................................................................38

         7.5      Citizenship Status.............................................................................39

ARTICLE VIII DISSOLUTION, LIQUIDATION AND TERMINATION OF THE PARTNERSHIP.........................................40

         8.1      Events Causing Dissolution.....................................................................40

         8.2      Liquidation....................................................................................40

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                                 (continued)

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ARTICLE IX BOOKS AND RECORDS; ACCOUNTING, TAX RECORDS............................................................42

         9.1      Books and Records..............................................................................42

         9.2      Accounting Basis for Tax and Reporting Purposes................................................42

         9.3      Bank Accounts..................................................................................42

         9.4      Reports........................................................................................42

         9.5      Elections......................................................................................44

         9.6      Designation of Tax Matters Partner.............................................................44

         9.7      Expenses of Tax Matters Partner................................................................44

ARTICLE X AMENDMENTS.............................................................................................44

         10.1     Proposal and Adoption of Amendments Generally..................................................44

         10.2     Amendments on Admission or Withdrawal of Partners and Unitholders..............................46

ARTICLE XI CONSENTS, VOTING AND MEETINGS.........................................................................46

         11.1     Method of Giving Consent.......................................................................47

         11.2     Voting Rights..................................................................................47

         11.3     Meetings.......................................................................................47

         11.4     Submissions to Unitholders.....................................................................47

         11.5     Record Dates...................................................................................48

ARTICLE XII POWERS OF ATTORNEY...................................................................................48

         12.1     Appointment of the Managing General Partner and the Assignor Limited Partner
                  as Attorney-in-Fact............................................................................48

ARTICLE XIII MISCELLANEOUS.......................................................................................49

         13.1     Notification to the Partnership or the General Partners........................................49

         13.2     Binding Provisions.............................................................................49

         13.3     Applicable Law.................................................................................49

         13.4     Counterparts...................................................................................49

         13.5     Severability of Provisions.....................................................................49

         13.6     Entire Agreement...............................................................................49

         13.7     Section Titles.................................................................................50

         13.8     Legal Fees.....................................................................................50

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         IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY OR
ANY INTEREST THEREIN OR TO RECEIVE ANY CONSIDERATION THEREFOR WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

                            JETFLEET AIRCRAFT, L.P.

               AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT

         This Amended and Restated Limited Partnership Agreement is made and executed as of May 19, 1989, by and among CMA Capital Group, a California corporation (the "Managing General Partner"), Neal D. Crispin and Richard D. Koehler as General Partners (collectively, the "General Partners"), and JetFleet Assignor L.P.A., Inc., a California corporation, as the Assignor Limited Partner and initial Limited Partner in accordance with the provisions of the California Revised Limited Partnership Act and is intended to amend and restate that certain Limited Partnership Agreement made and entered into by and among such parties as of February 16, 1989. In consideration of the mutual promises made herein, the parties, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I
                                 DEFINED TERMS

         The definitions used in this Agreement shall, unless the context otherwise requires, have the meanings specified in this Article I. The singular shall include the plural, and any reference to gender shall include the other genders (whether masculine, feminine or neuter), as the context requires.

         "Acquisition Expenses": Expenses (including, but not limited to, legal fees and expenses, travel and communication expenses, costs of appraisals, accounting fees and expenses and miscellaneous expenses) relating to selection and acquisition of Aircraft, whether or not acquired. Acquisition Expenses include both chargeable Acquisition Expenses and General Partner Acquisition Expenses.

         "Acquisition Fee": The total of all fees and commissions paid by any party in connection with the initial purchase of Aircraft acquired by the Partnership. Included in the computation of such fees or commissions are any commission, selection fee, financing fee, non-recurring management fee, or any fee of a similar nature, however designated. Other examples of Acquisition Fees include brokers' fees and commissions, trustee fees, commitment fees and prepayment fees. The principal Acquisition Fee to be paid by the Partnership is a fee, equal to 1.5% of the Purchase Price of Aircraft purchased by the Partnership, for services rendered in identifying the availability of such Aircraft for purchase. Under the S.P.L.C. Agreement, S.P.L.C. will be retained to perform such services and will receive that Acquisition Fee. The amount of this Acquisition Fee shall be limited to 1.5% of the Purchase Price regardless of who performs the services in question (thus, any Acquisition Fee payable to any substitute for S.P.L.C. will be limited to 1.5% of the Purchase Price). The only other Acquisition Fee which it


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is anticipated that the Partnership will incur are the trustee fees. In certain circumstances, the Partnership may become obligated to pay fees or commissions to third-party brokers other than S.P.L.C. (or any substitute) for services rendered in connection with the acquisition of Aircraft. Such fees and commissions, if any, will be included in the Purchase Price of the Aircraft acquired by the Partnership; accordingly, the amount of such fees together with the other amounts included in the Purchase Price will not exceed the fair market value of the Aircraft as determined by the Appraiser.

         Additional Aircraft": Any Aircraft selected for purchase by the Partnership other than the Specified Aircraft.

         "Additional Closing": Any Closing after the Initial Closing.

         "Adjusted Capital Account Deficit": With respect to any General Partner or Unitholder, the deficit balance, if any, in such General Partner's or Unitholder's Capital Account as of the end of the relevant fiscal year, after giving effect to the following adjustments:

         a) Crediting to such Capital Account any amounts which such Partner or Unitholder is obligated to restore following the liquidation of such Partner's or Unitholder's interest in the Partnership;

         b) Crediting to such Capital Account the amount of such Partner's or Unitholder's share of the Partnership Minimum Gain (which share shall be determined in accordance with Section 1.704-1(b)(4)
         (iv)(f) of the Regulations); and

         c) Debiting to such Capital Account the items described in regulations Sections 1.7041(b)(2)(ii)(d)(4), (5), and (6).

         This definition is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations, and shall be interpreted consistently therewith.

         "Adjusted Capital Contributions": The Unitholders' Capital Contributions reduced to not less than zero by cash distributions from any source (including liquidating distributions) to the Unitholders which exceed a cumulative, noncompounded 8% annual return on such Unitholders' Adjusted Capital Contributions (excluding any distributions previously reducing such Adjusted Capital Contributions), with such calculation to be based on the Adjusted Capital Contributions outstanding on the last day of the preceding calendar quarter.

         "Affiliate": When used with reference to a specified Person, (a) any Person directly or indirectly controlling, controlled by or under common control with such Person, (b) any Person owning or controlling 10% or more of the outstanding voting securities of such Person, (c) any officer, director or general partner of such Person and (d) if such Person is an officer, director or general partner, any company for which such Person acts in such capacity.

         "Agreement": This Limited Partnership Agreement, as originally executed and as amended or restated, as the context requires.


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         "Aircraft": An aircraft identified or selected for purchase or purchased or otherwise held by or on behalf of the Partnership, or a joint venture interest in such aircraft identified or selected for acquisition or acquired or otherwise held by or on behalf of the Partnership, together with all appliances, parts, instruments, appurtenances, accessories, furnishings or other equipment included therein (including any and all engines originally installed thereon), and all substitutions, renewals or replacements of, and all additions, improvements and accessions to, such aircraft. Aircraft subject to Initial Leases will be used aircraft; Aircraft acquired with Sales Proceeds may be new or used aircraft.

         "Appraiser": BK Associates, Inc. or such other nationally recognized independent appraiser selected by the Managing General Partner in its discretion.

         "Assignor Limited Partner": JetFleet Assignor L.P.A., Inc., a California corporation, or any successor.

         "Aviation Act": The Federal Aviation Act of 1958, as amended.

         "Base Management Fee": The fee payable to the Managing General Partner pursuant to Section 5.6(d).

         "Business Day": Any day that is not a Saturday, a Sunday, or a day on which banking institutions in the City of San Francisco, California are authorized or required to close by law, executive order or regulation.

         "California Act": The California Revised Limited Partnership Act or the corresponding provisions of any succeeding law.

         "Capital Account': A separate capital account established for each Partner (including the Assignor Limited Partner, on behalf of each Unitholder) by the Partnership maintained in accordance with the following provisions:

         a) To each Partner's Capital Account there shall be credited such Partner's Capital Contributions, such Partner's distributive share of Profits and any items in the nature of income or gain which are specially allocated pursuant to Article IV hereof, and the amount of any Partnership liabilities assumed by such Partner or which are secured by any Partnership property distributed to such Partner.

         b) To each Partner's Capital Account there shall be debited the amount of cash and the fair market value of any Partnership property distributed to such Partner pursuant to any provision of the Agreement, such Partner's distributive share of Losses and any items in the nature of expenses or losses that are specially allocated pursuant to Article IV hereof, and the amount of any liabilities of such Partner assumed by the Partnership or which are secured by any property contributed by such Partner to the Partnership.





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         The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with
Section 1.704-1(b) of the Regulations and shall be interpreted and applied in a manner consistent with such Regulations.

         "Capital Contribution": The gross amount of investment in the Partnership by the holder of an Interest in the Partnership or by all such holders. Since Capital Contributions to the Partnership are to be made in cash, the Partnership's Capital Contributions will be the total amount of cash contributed to the Partnership by any Partner or by the predecessor holder of the Interest of such Partner (including the Assignor Limited Partner on behalf of a Unitholder or the Unitholder's predecessor in Interest), as the context requires, without reduction for any Sales Commissions or other expense. As used with respect to a Unitholder, the term "Capital Contribution" refers to the Capital Contribution made in respect of the purchase price paid by or on behalf of the Unitholder or the Unitholder's predecessor upon the issuance and sale by the Partnership of the Unitholder's Units pursuant to the applicable Subscription Agreement.

         "Cash Available for Distribution": Cash Flow plus funds available for distribution from reserves less amounts set aside for restoration or creation of reserves.

         "Cash Flow": Partnership cash funds provided from operations, without deduction for depreciation, but after deducting cash funds used to pay all other expenses, debt payments, capital improvements and replacements (other than cash funds withdrawn from Working Capital Reserves or Gross Offering Proceeds). Cash Flow does not include Sales Proceeds.

         "Chargeable Acquisition Expenses": Acquisition Expenses that are to be paid by the Partnership, as distinguished from General Partner Acquisition Expenses which are to be paid by the General Partner. Chargeable Acquisition Expenses include, without limitation, title insurance costs, and any reimbursement that might be payable by the Partnership to S.P.L.C. for any out-of-pocket costs which are incurred by S.P.L.C. in rendering acquisition services for the Partnership (the S.P.L.C. Agreement provides that the Partnership will pay such reimbursement only for costs that are incurred with the Partnership's prior approval) and any other direct out-of-pocket costs incurred in connection with the purchase of Aircraft and not included in General Partner Acquisition Expenses.

         "Citizen of the United States": (a) An individual who is a citizen of the United States or one of the possessions, (b) a partnership in which each member is a citizen of the United States, or (c) a domestic corporation of which the president and two-thirds or more of the members of the board of directors and other managing officers are citizens of the United States and in which at least 75% of the equity voting interest of such corporation is owned or controlled by citizens of the United States.

         "Closing": The sale of Units by the Partnership pursuant to the Offering, at which time the subscription proceeds with respect to the Units are released from escrow and delivered to the Partnership, and the subscribers who deposited those funds become Unitholders.

         "Closing Date": The date on which a Closing takes place.





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         "Code": The Internal Revenue Code of 1986, as amended, or the corresponding provisions of any succeeding law.

         "Commission": The Securities and Exchange Commission.

         "Consent": The approval of a Person, given as provided in Section 11.1, to do the act or thing for which the approval is solicited, or the act of granting such approval, as the context may require. Reference to the Consent of a specified percentage in Interest of the Unitholders means the Consent of Unitholders who own Units representing at least such specified percentage of the Units owned by all Unitholders.

         "Constructive Ownership Rules": The constructive ownership rules of
Section 318 of the Code which require an individual to be treated as owning the corporate stock owned directly or indirectly by the individual, the individual's spouse, children, grandchildren and parents and the individual's proportionate share of stock held by S corporations of which the individual is a shareholder, partnerships of which the individual is a partner, trusts of which is a beneficiary of more than 5% of the value thereof and C corporations of which the individual is a 50% or more shareholder by value. A Person is also treated as owning any stock with respect to which the Person holds options to purchase. In general, corporations, partnerships and trusts are treated as owning stock held by their shareholders, partners and beneficiaries respectively.

         "Due Diligence Costs": Reimbursement payable to the Sales Agent pursuant to Section 5.6(b) for the accountable, bona fide due diligence costs actually incurred by the Sales Agent (or, if the reimbursement is reallowed by the Sales Agent to a member of the Selling Group, actually incurred by such Selling Group member) in connection with the Offering.

         "Equipment Management": Personnel and services necessary to the leasing activities of the Partnership including, but not limited to, leasing and re-leasing of Partnership Aircraft, arranging for any necessary maintenance and repair of the Aircraft (although the lessees will assume the responsibility for maintenance and repair under Triple Net Leases), collecting revenues, paying operating expenses (again, a responsibility of lessees under Triple Net Leases), determining that the Aircraft is used in accordance with all contractual arrangements and providing clerical and bookkeeping services necessary to the operation of Partnership Aircraft and leasing activities.

         "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

         "FAA": The Federal Aviation Administration.

         "Final Closing Date": The date on which the last Closing takes place.

         "Fiscal Year": The fiscal year of the Partnership, which shall initially be the calendar year.

         "Front-End Fees": Fees and expenses paid by any party for any services rendered during the Partnership's organizational or acquisition phase including Organizational and Offering




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Expenses, Acquisition Fees, Acquisition Expenses, the total of all fees and commissions paid by any party in connection with the Initial Lease of Aircraft acquired by the Partnership and any similar fees, however designated.

         "Full Payout Lease": A lease under which the noncancellable rental payments due during the initial term of such lease are at least sufficient to recover the price paid upon the purchase of the subject Aircraft, including the amount of Acquisition Fees and all liens and mortgages, if any, but excluding points and prepaid interest. (The Partnership intends to purchase its Aircraft without financing; accordingly, it is not anticipated that the purchase will involve liens, mortgages or interest.)

         "GAAP": Generally accepted accounting principles, consistently applied.

         "General Partner Acquisition Expenses": Those Acquisition Expenses which are incurred in the selection or acquisition of Aircraft that are purchased out of Gross Offering and which are to be paid by the General Partner under the terms of the Non-Accountable Organizational and Offering Expense Allowance. General Partner Acquisition Expenses are out-of-pocket Acquisition Expenses incurred by the Partnership in connection with the selection or acquisition of Aircraft out of Gross Offering Proceeds (whether or not actually acquired) to the extent such Expenses constitute legal and accounting expenses (other than the cost of obtaining legal opinions with respect to the applicability of Section 1110 of the Bankruptcy Code), travel costs or communication costs and the like.

         "General Partners": CMA Capital Group, a California corporation, Neal
D. Crispin and Richard D. Koehler or any other Person that becomes an additional or successor General Partner as provided under this Agreement.

         "Gross Offering Proceeds": The Capital Contributions of all Unitholders upon the purchase of Units pursuant to the Offering.

         "Gross Rentals": The gross amount received by the Partnership as rental payments for the use of Aircraft beneficially owned in whole or in part by the Partnership.

         "Guidelines": The Equipment Program Guidelines of the North American Securities Administrators Association, Inc.

         "Incentive Management Fee": The fee payable to the Managing General Partner pursuant to Section 5.6(f).

         "Initial Closing": The first Closing.

         "Initial Leases": The initial leases to which the Aircraft identified or selected for purchase or purchased by the Partnership out of Gross Offering Proceeds are subject.

         "Interest": The entire ownership interest of a Partner or Unitholder in the Partnership at any particular time, including the right of such Partner or Unitholder to any and all benefits and obligations which a Partner or Unitholder may be entitled or subject as provided in the California Act and in this Agreement.




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         "Investment Banking Fee": The fee payable to the Sales Agent pursuant to Section 5.6(b).

         "Investment Grade Lessee": A lessee of Aircraft, or if the lessee is a principal operating subsidiary, the parent of such lessee, having a credit rating of "Baa" or higher, as assigned by Moody's Investor Service (or its equivalent, as assigned by a nationally recognized credit rating agency).

         "Investment in Aircraft": The amount of Capital Contributions actually paid or allocated to the purchase or renovation of Aircraft acquired by the Partnership, including the purchase of Aircraft, Working Capital Reserves allocable thereto (except that Working Capital Reserves in excess of 3% of Capital Contributions will not be included), and other cash payments such as interest and taxes but excluding Front-End Fees.

         "IRAs": Individual retirement accounts qualifying under Section 408 of the Code.

         "Limited Partner": Any Person who is admitted to the Partnership as a limited partner (including the Assignor Limited Partner on behalf of any Unitholder) and who is shown as such on the books and records of the Partnership.

         "Limited Partnership Interests": The interest of a Limited Partner in the Partnership attributable to a Capital Contribution of $50. The benefits and obligations of a Limited Partnership Interest acquired with the Capital Contribution made by a Unitholder will be assigned by the Assignor Limited Partner to that Unitholder.

         "Losses": See. "Profits" and "Losses."

         "Majority Vote": The affirmative vote of holders of more than 50% of the outstanding Limited Partnership Interests (including those Interests voted by the Assignor Limited Partner on behalf of Unitholders pursuant to the Unitholders' instructions).

         "Managing General Partner": CMA Capital Group, a California corporation or its successor.

         "NASDAQ": The National Association of Securities Dealers Automated Quotations System, as constituted from time to time.

         "National Securities Exchange": A stock or securities exchange registered with the Commission under the provisions of the Securities Exchange Act of 1934, as amended.

         "Non-Accountable Organizational and Offering Expense Allowance": An amount payable to the Managing General Partner pursuant to Section 5.6(c).

         "Notification": A writing, containing the information required by this Agreement to be communicated to any Person, sent by mail, postage prepaid, to such Person at the address of such




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Person as shown by the records of the Partnership on the date of the giving of
Notification or personally delivered to such Person; provided, however, that any communication containing such information sent to such Person and actually received by such Person shall constitute Notification for all purposes under this Agreement. Notification shall be deemed to have been given either five days after deposited in the United States mail, postage prepaid, or as of delivery, if personally delivered.

         "Offering": The offering of Units pursuant to the Prospectus.

         "Operating Lease": A lease which will return to the lessor less than the price paid upon the purchase of the subject Aircraft (as that price is described in the definition of "Full Payout Lease" above) from rentals payable during the initial term of the lease.

         "Organizational and Offering Expenses": Expenses incurred in connection with the formation of the Partnership and preparing the Offering for registration and subsequently offering and distributing Units to the public, including Sales Commissions and other amounts paid to broker-dealers in connection with the distribution of Units and all advertising expenses except advertising expenses related to the leasing of the Partnership's Aircraft.

         "Partner": Any General Partner or Limited Partner.

         "Partnership": JetFleet Aircraft, L.P., a California limited partnership, as such limited partnership may from time to time be constituted.

         "Partnership Minimum Gain": The sum for all Partnership assets of the amounts of income or gain that would be recognized if each asset were disposed of for the amount of non-recourse liabilities secured by such assets, which shall be determined in accordance with the principles set forth in Section 1.704-1 (b) (4) (iv) (c) of the Regulations.

         "Person": An individual, partnership, limited partnership, corporation, trust or other entity.

         "Preferred Payout": Distributions from any source (including liquidating distributions) to the Unitholders equal to the Unitholders' Capital Contributions, plus a cumulative, noncompounded 8% annual return on the Unitholders' Adjusted Capital Contributions (computed from the respective Closing Dates with respect to the Unitholders' respective subscriptions).

         "Preferred Return": Distributions from any source (including liquidating distributions) to the Unitholders equal to a cumulative, noncompounded 8% annual return on the Unitholders Unreturned Capital Contributions (computed from the respective Closing Dates with respect to the Unitholders' respective subscriptions), with a deficiency in any year added to the Preferred Return for the following year, but excess distributions in any year not reducing the Preferred Return for subsequent years.

         "Profits" and "Losses": For any taxable year or other period, an amount equal to the Partnership's taxable income or loss for such year or period, determined in accordance with




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Section 703(a) of the Code, including all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a) (1) of the Code, with the following adjustments: (a) any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Profits and Losses pursuant to this definition shall be added to such taxable income or shall reduce such taxable loss; and (b) any expenditures of the Partnership described in Code Section 705(a) (2) (B) or treated as Code
Section 705(a) (2) (B) expenditures pursuant to Regulations Section 1.704-1 (b)
(2) (iv) (i) and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be subtracted from such taxable income or loss.

         "Prospectus": The prospectus contained in the Registration Statement related to the Partnership's offering of Units, as it may be supplemented.

         "Purchase Price": The purchase price paid by the Partnership in purchasing Aircraft. The Purchase Price will be the sum of the amount agreed to be paid to the seller of the Aircraft plus all Chargeable Acquisition Expenses and all Acquisition Fees other than the Acquisition Fee equal to 1.5% of the Purchase Price and payable to S.P.L.C. or its substitute, if any. In no event will the Purchase Price exceed the fair market value of the Aircraft at the time of purchase as determined by an appraisal by the Appraiser.

         "Qualified Plans": Qualified pension, profit-sharing and stock bonus plans Keogh plans, 401(k) plans and other corporate retirement plans qualifying under Section 401 (a) of the Code.

         "Registered Owner": As applied to a Unit, the Person in whose name a Unit is registered on the books of the Partnership.

         "Registration Statement": The registration statement for the initial offering of Units by the Partnership, to be filed with the Commission under the Securities Act of 1933, as it may be amended.

         "Regulations": The income tax regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

         "Release Fee": The fee payable to the Managing General Partner pursuant to Section 5.6(e).

         "Resale Fee": The fee payable to the Managing General Partner pursuant to Section 5.6(g).

         "Sales Agency Agreement": The sales agency agreement entered into by and among the Sales Agent, the Partnership and the Managing General Partner with respect to the Offering.

         "Sales Agent": CKS Securities, Incorporated, a member of the National Association of Securities Dealers, Inc.




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         "Sales Commissions": The commissions payable to the Sales Agent pursuant to Section 5.6(b).

         "Sales Proceeds": The proceeds realized by JetFleet from the sale, refinancing or other disposition of Partnership Aircraft, including insurance proceeds or lessee indemnity payments arising from the loss or destruction of the Aircraft, less all related Partnership liabilities.

         "Selling Group": The group of brokers authorized by the Sales Agent to sell Units. Each such broker must be a member of the National Association of Securities Dealers, Inc.

         "Service": The United States Internal Revenue Service or its successor.

         "Specified Aircraft": The Aircraft specified in the Prospectus as available for purchase by the Partnership with Gross Offering Proceeds.

         "S.P.L.C.": Security Pacific Leasing Corporation.

         "S.P.L.C. Agreement": The Aircraft Acquisition, Administration and Remarketing Agreement among the Partnership, the Managing General Partner and S.P.L.C. whereby among other things, S.P.L.C. agrees to perform certain acquisition, administrative and remarketing services for the Partnership.

         "Sponsor": Any person directly or indirectly instrumental in organizing, wholly or in part, the Partnership or any person who will manage or participate in the management of a program, and any Affiliate of any such person. The term "Sponsor" does not include (a) a person whose only relation with the Partnership is that of an independent equipment manager and whose only compensation is as such or (b) wholly independent third parties, such as attorneys, accountants and underwriters, whose only compensation is for professional services rendered in connection with the offering of Partnership interests. The Sponsors of the Partnership and this Offering are the General Partners and the Assignor Limited Partner.

         "Substantially All of the Assets" shall mean Aircraft the Purchase Price for which represents 66-2/3% or more of the Partnership's Aircraft based on the then fair market value of the Aircraft.

         "Subscription Agreement": The Subscription Agreement to be executed and delivered by each subscriber for Units pursuant to the Offering. The form of the Subscription Agreement is included as an exhibit to the Prospectus.

         "Syndication Expenses": All expenditure classified as syndication expenses pursuant to Section 1.709-2(b) of the Regulations. Syndication Expenses shall be taken into account under the Partnership's methods of accounting as if they were deductible expenses.

         "Terminated General Partner": Any General Partner who ceases to be a General Partner pursuant to Article VI.

         "Transfer Agent": The Assignor Limited Partner in its capacity as transfer agent pursuant to the Transfer Agent Agreement, or any successor transfer agent appointed by the Managing General Partner.

         "Transfer Agent Agreement": The Transfer Agent Agreement to be entered into among the Partnership, the Managing General Partner and the Transfer Agent.

         "Triple Net Lease": A lease in which the lessee assumes responsibility for, and bears the cost of, insurance (other than excess hull insurance), taxes, maintenance, repair and operation of the leased asset (but excluding in certain cases all or part of the cost of complying with airworthiness directives issued by the FAA or any other government agency having jurisdiction and with other regulatory requirements).

         "Unit": The Interest of a Unitholder attributable to a Capital Contribution of $50, constituting the rights and obligations which are originally assigned by the Assignor Limited Partner to a subscriber for a Unit pursuant to the Offering upon the acceptance of the subscriber's subscription and Capital Contribution pursuant to the subscriber's Subscription Agreement. In the event that any Person other than the Assignor Limited Partner is admitted as a Limited Partner pursuant to this Agreement, the term Unit shall also refer to any Limited Partnership Interest of such Limited Partner, as the context hereof may require.

         "Unitholder": Until the Initial Closing, the term "Unitholder" or "Unitholders" refers to the Assignor Limited Partner. Upon the Initial Closing and upon any Additional Closings, the Partnership will sell Units in return for a subscription price equal to $50 per Unit, and the Assignor Limited Partner will be deemed to make, with respect to each Unit sold and on behalf of the Person who purchased such Unit pursuant to such Closing, a Capital Contribution equal to $50. At the same time, the Initial Limited Partner will receive a Limited Partnership Interest for each such $50 Capital Contribution and will assign the benefits and obligations of that Limited Partnership Interest to the Person who purchased the Unit in question, as provided in this Agreement. The Initial Limited Partner will no longer own any Limited Partnership Interests on its own account. Accordingly, commencing with the Initial Closing, the Initial Limited Partner as the holder of the Limited Partnership Interests issued in respect of the Units will assign the rights and obligations of those Limited Partnership Units, as provided herein, to the Registered Owners of those Units. Thus, as of the Initial Closing, the term "Unitholder" shall refer to the Assignor Limited Partner as the holder of a Limited Partnership Interest on behalf of the Registered Owner of the Unit to whom the rights and obligations with respect to such Limited Partnership Interest will have been assigned. If, however, any Person other than the Initial Limited Partner is admitted as a Limited Partner, then the term "Unitholder" shall, as the context may require, refer to such Limited Partner as well.

         "Unreturned Capital Contributions": The Unitholders' Capital Contributions reduced to not less than zero by cash distributions from Sales Proceeds (including liquidating distributions) to the Unitholders.

         "Working Capital Reserves": Those reserves established by the Managing General Partner for the Partnership from Gross Offering Proceeds and, thereafter, from Partnership revenues, including Cash Flow and Sales Proceeds.

                                   ARTICLE II
                                  ORGANIZATION

                  2.1 Formation. The General Partners and the Assignor Limited Partner hereby form this limited partnership in accordance with and pursuant to the provisions of the California Act and this Agreement. The General Partners and the Assignor Limited Partner are the Sponsors of the Partnership and the Offering. The rights and liabilities of the Partners are as provided in the California Act and in this Agreement.

                  2.2      Name, Place of Business and Office.

                  (a)      The name of the Partnership is JetFleet Aircraft,
L.P.

                  (b) The principal offices of the Partnership shall be at 433 California Street, Suite 910, San Francisco, California 94104. The Managing General Partner may at any time change the location of such offices and may establish such additional offices as it shall deem advisable. Notification of any change in location shall be given to the Unitholders as soon as practicable after such change. The parties hereto shall immediately execute all such certificates and other documents conforming hereto and do all such filing, recording, publishing and other acts as in the judgment of the Managing General Partner may be appropriate to comply with all requirements for the formation of a limited partnership under the laws of the State of California. The business of the Partnership may be carried on in states in addition to California, and, accordingly, the parties hereto shall execute all such certificates and other documents conforming hereto and to do all such filing, recording, publishing and other acts as in the judgment of the Managing General Partner may be necessary or appropriate for the formation or qualification and operation of the Partnership as a limited partnership in such additional states.

                  2.3      Purpose.   The purpose and character of the business
of the Partnership is:

                  (a) to acquire, on an all-cash basis with Gross Offering Proceeds, used commercial Aircraft subject to Triple Net Leases with commercial air carriers or to acquire with Sales Proceeds new or used Aircraft for lease pursuant to Triple Net Leases with commercial air carriers;

                  (b) to engage in any and all business activities permitted under the California Act; and

                  (c) to perform any acts necessary or incidental to the accomplishment of the foregoing purposes.

                  2.4 Term. The Partnership is formed upon the execution and delivery of this Agreement and upon the filing of the Partnership's Certificate of Limited Partnership in accordance with the provisions of the California Act, and the Partnership shall continue in full force and effect until December 31, 2014, or until dissolution prior thereto pursuant to the provisions hereof.

                                  ARTICLE III.
                              PARTNERS AND CAPITAL

                  3.1      General Partners.

                  (a) The General Partners of the Partnership are CMA Capital Group, a California corporation with its principal office at 433 California Street, Suite 910, San Francisco, CA 94104, Neal D.
Crispin and Richard D. Koehler, each of the same address.

                  (b) The General Partners, or any of them, shall make a Capital Contribution in cash in the aggregate amount of $750.

                  (c) Any General Partners or Affiliates of any General Partners also may be Unitholders to the extent they separately purchase any Units, and the Consent or approval of any Unitholder to such transfer to the General Partners need not be obtained. If any General Partners or Affiliates of any General Partners purchase any Units, they shall have all the rights and liabilities of Unitholders (in addition to, in the case of any General Partners, such General Partners' rights and liabilities as General Partners), as provided in the California Act and this Agreement, except as provided otherwise in Section 6.2.

                  3.2 Assignor Limited Partner. The Assignor Limited Partner is a California corporation, whose business address is 433 California Street, Suite 910, San Francisco, California 94104. The Assignor Limited Partner's initial Capital Contribution shall be $250. Upon the Initial Closing, the five Limited Partnership Interests issued to the Assignor Limited Partner in respect of such initial Capital Contribution shall be redeemed and canceled by the Partnership, and such initial Capital Contribution shall be returned to the Assignor Limited Partner. Notwithstanding the foregoing, the Assignor Limited Partner shall continue to be and remain at all times a Limited Partner of the Partnership as provided herein until a successor is admitted to the Partnership as the Assignor Limited Partner. The Assignor Limited Partner has no business purpose other than serving as Assignor Limited Partner in accordance with this Agreement and as Transfer Agent in accordance with the Transfer Agent
Agreement, and the Assignor Limited Partner shall not engage in any other activity or incur any debts.

                  3.3      Unitholders.

                  (a) Upon the Initial Closing, the Partnership shall issue and sell those Units which have been fully paid for pursuant to Subscription Agreements duly accepted by the Managing General Partner, provided that the issuance and sale are in accordance with the terms of the Offering. Upon each Additional Closing, the Partnership shall issue and sell any additional Units which have been fully paid for pursuant to Subscription Agreements duly accepted by the Managing General Partner, provided that the issuance and sale are in accordance with the terms of the Offering. At each such Closing, the $50 purchase price paid for each Unit then being issued and sold shall be contributed to the Partnership, which Capital Contribution shall be deemed to be made by the Assignor Limited Partner, whereupon the Assignor Limited Partner shall become the holder of each Limited Partner Interest issued in respect of each such Capital Contribution and shall be the Limited Partner with respect to each such Limited Partnership Interest. The Assignor Limited Partner shall receive from the Partnership a certificate or certificates representing such Limited Partnership Interests. Immediately upon such Closing, the Assignor Limited Partner shall irrevocably assign to the Unitholders purchasing Units on such Closing, pursuant to an assignment in form and substance satisfactory to the Managing General Partner, substantially all of the Assignor Limited Partner's rights and interest in and to the underlying Limited Partnership Interests, including, without limitation, the following rights and powers attributable to such Limited Partnership Interest:

                       (i) all rights to receive distributions of uninvested Capital Contributions pursuant to this Agreement;

                       (ii) all rights to receive distributions of Cash Available for Distribution and Sale Proceeds (including liquidating distributions) pursuant to this Agreement,

                       (iii) all rights in respect of allocations of Profits and Losses for tax and accounting purposes pursuant to this Agreement;

                       (iv) all rights to inspect books and records and to receive reports pursuant to this Agreement;

                       (v) all voting rights and rights to attend or call meetings (which rights must be exercised through the Assignor Limited Partner); and

                       (vi) the right to institute legal actions.

         The Assignor Limited Partner expressly agrees to exercise any residual rights and benefits for the sole and exclusive benefit of the Unitholders.

         Notwithstanding the foregoing transfer and assignment, the General Partners and the Unitholders expressly agree that the Assignor Limited Partner is and shall remain a Limited Partner of the Partnership.

                  (b) Pursuant to the Transfer Agent Agreement, the Partnership shall cause the Transfer Agent to register on its books the name of each Registered Owner of Units as the Unitholder thereof.

                  (c) Pursuant to the assignment referred to in Section 3.3(a) above, pursuant to the applicable Subscription Agreement and by accepting the benefits of such assignment, each purchaser of Units issued at any Closing (and each transferee of the rights of any such purchaser) shall be bound by the terms and conditions of this Agreement as if such Person had executed this Agreement as a party hereto.

                  3.4 Capital Contributions. Capital Contributions shall be made only in cash or cash equivalents. No Unitholder shall be required to make any Capital Contribution to the Partnership other than the Capital Contributions made as provided in the Subscription Agreement(s) pursuant to which the Unitholder's Units are issued.

                  3.5      Application of Capital Contributions.

                  (a) Upon the Partnership's receipt of the Capital Contributions, the Managing General Partner shall deposit such funds in the Partnership's bank account and shall then apply such Capital Contributions in the manner and for the purposes provided in Articles IV and V.

                  (b) The Partnership shall apply at least 84.5% of the Gross Offering Proceeds

                  (c) Any Capital Contributions attributable to the Unitholders and available for Investment in Aircraft but not committed for investment within 12 months after the date of commencement of the Offering shall be distributed pro rata to the Unitholders as a return of capital.

                  3.6      Partnership Capital.

                  (a) No Partner or Unitholder shall be entitled to any interest on any Capital Contribution.

                  (b) Except as provided in Section 3.5 or 4.5, or upon dissolution of the Partnership pursuant to Article VIII, no General Partner or Unitholder shall have the right to withdraw, or to receive any return of any portion of, such Partner's or Unitholder's Capital Contribution. No specific time has been agreed upon for the repayment of Capital Contributions.

                  (c) No Unitholder shall have the right to receive any distribution from the Partnership in property other than cash. Except as expressly provided in this Agreement, no Unitholder shall have priority over any other Partner or Unitholder with respect to a return of such Person's Capital Contribution or with respect to distributions of Cash Available for Distribution or Sales Proceeds.

                  3.7      Liability of Partners and Unitholders.

                  (a) No Unitholder shall have any personal liability as a Unitholder, whether to the Partnership, to any Partners, to any Unitholders or to any creditors of the Partnership, for the debts, liabilities, contracts or any other obligations of the Partnership or for any losses of the Partnership. Except for payment of the purchase price for Units purchased pursuant to Subscription Agreement, no Unitholder shall be required to make any Capital Contribution to the Partnership or to repay to the Partnership, any Partner, any Unitholder or any creditor of the Partnership all or any fraction of any negative amount of such Unitholder's Capital Account.

                  (b) Notwithstanding Section 3.7(a), in accordance with the California Act, a Unitholder may, under certain circumstances, be required to return to the Partnership or to creditors of the Partnership, amounts previously distributed to such Unitholder in violation of the California Act. It is the intent of the parties hereto that no Unitholder shall be obligated to pay any such amount to or for the account of the Partnership or any creditor of the Partnership. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, the Assignor Limited Partner or Unitholders are obligated to repay any such amount, such obligation shall be the responsibility of the Unitholders who received such distributions in proportion to the distributions received which are to be returned. In lieu of requiring return of such distributions from Unitholders, the Managing General Partner may withhold future distributions to the Unitholders until the amount so withheld equals the amount of the distributions which are required to be repaid or returned, regardless of whether the Unitholders entitled to receive such distributions were the same Persons as those who actually received the distributions required to be returned. In the event that the Assignor Limited Partner is determined to have any other liability for losses, debts, liabilities or obligations of the Partnership, nothing set forth in this Section 3.7 shall be construed to require the Unitholders to assume any portion of such liability.

                  (c) The Partnership shall indemnify the Unitholders, to the extent of Partnership assets but without recourse to the assets of the General Partners, against any claim of liability asserted against them solely because they are Unitholders.

                  (d) None of the General Partners, the Assignor Limited Partner, their respective Affiliates, officers, directors, employees or agents shall be liable to the Partnership or any Unitholder for any loss suffered by the Partnership or any Unitholder which arises out of any action or inaction of the General Partners, or their Affiliates, officers, directors, employees, partners or trustees if such General Partner or other Person (i) determined in good faith that such course of conduct or inaction was in the best interests of the Partnership, (ii) was acting on behalf of or performing services for the Partnership and acting within the scope of the General Partner's or Assignor Limited Partner's, as the case may be, authority, and (iii) such course of conduct or inaction did not constitute negligence or misconduct.

                  (e) Except as otherwise provided in Section 8.2(d), none of the General Partners or any of their Affiliates shall have any personal liability to any Unitholder for the repayment of any amounts outstanding in the Capital Account of any Unitholder. The General Partners shall not be liable to any Unitholder by reason of any change in the federal income tax laws as they apply to the Partnership and the Unitholders, whether such change occurs through legislative, judicial or administrative action, so long as the General Partners have acted in good faith and in a manner reasonably believed to be in the best interests of the Unitholders.

                  (f) None of the General Partners or their Affiliates shall have any personal liability to repay to the Partnership all or any portion of any negative amount of any Partner's or Unitholder's Capital Account, except as otherwise provided in Section 8.2(d).

                                   ARTICLE IV
                       DISTRIBUTIONS, PROFITS AND LOSSES

                  4.1      Distributions.

                  (a) Distributions, if any, whether out of Cash Available for Distribution or Sales Proceeds, will be made from time to time at the discretion of the Managing General Partner. The Managing General Partner shall establish the amount of Working Capital Reserves from time to time at such levels as the Managing General Partner deems necessary and appropriate to serve the best interests of the Partnership, which levels shall be taken into account by the Managing General Partner from time to time in determining the amount, if any, of Partnership distributions. Except in the event of liquidation of the Partnership under Section 8.2, distributions shall be made 99% to the Unitholders and 1% to the General Partners.

                  (b) To the extent deemed feasible by the Managing General Partner, any distributions that are made out of Cash Available for Distribution will be made within 45 days after the end of each fiscal quarter.

                  (c) Distributions (other than those referred to in Section 8.2) to the Unitholders shall be apportioned among the Unitholders in the ratio in which the number of Units held by each of them bears to the total number of Units held by all Unitholders as of the last day of the fiscal quarter with respect to which such distributions are made; provided, however, that, with respect to distributions made during the offering period of the Units (including the full quarter in which the offering terminates), such distributions shall be apportioned among the Unitholders in the ratio in which
(i) the number of Units held by each Unitholder multiplied by the number of days during such period that such Unitholder was the owner of such Units bears to (ii) the sum of the number of Units outstanding on each day during such period.

                  (d) Distributions to the General Partners as a group shall be divided among the General Partners in such manner as they shall agree upon.

                  4.2      Allocation of Profits and Losses.

                  (a) Profits. After giving effect to the special allocations set forth in Sections 4.3 and 4.4 hereof, Profits for any Fiscal Year shall be allocated 99% to the Unitholders and 1% to the General Partners.

                  (b) Losses. After giving effect to the special allocations set forth in Sections 4.3 and 4.4 hereof, and except as provided in Section 4.2(c) hereof, Losses for any Fiscal Year shall be allocated 99% to the Unitholders and 1% to the General Partners.

                  (c) Losses allocated pursuant to Section 4.6(b) hereof shall not exceed the maximum amount of Losses that can be so allocated without causing a Unitholder who is not a General Partner to have an Adjusted Capital Account Deficit at the end of any Fiscal Year. In the event some but not all of the Unitholders who are not General Partners would have Adjusted

Capital Account Deficits as a consequence of an allocation of Losses pursuant to Section 4.2(b) hereof, the limitation set forth in this Section 4.2(c) shall be applied on a Unitholder by Unitholder basis so as to allocate the maximum permissible Loss under Section 1.704-1 (b) (2) (ii) (d) of the Regulations to each Unitholder who is not a General Partner. All Losses in excess of the limitation set forth in this Section 4.2(c) shall be allocated to the General Partners.

                  4.3 Special Allocations. The following special allocations shall be made in the following order:

                  (a) Minimum Gain Chargeback. Notwithstanding any other provision of this Article 4, if there is a net decrease in Partnership Minimum Gain during any Partnership fiscal year, and if any Unitholders who are not General Partners would otherwise have an Adjusted Capital Account Deficit at the end of such year, each such Unitholder shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount and manner sufficient to eliminate such Adjusted Capital Account Deficit as quickly as possible. The items so allocated shall be determined in accordance with Section 1.704-1 (b) (4) (iv) (e) of the Regulations. This Section 4.3(a) is intended to comply with the minimum gain chargeback requirements in such Section of the Regulations and shall be interpreted consistently therewith.

                  (b) Qualified Income Offset In the event any Unitholder who is not a General Partner unexpectedly receives any adjustments, allocations or distributions described in Section 1.704-1 (b) (2) (ii) (d) (4), (5) or (6) of the Regulations, items of Partnership income and gain for such year (and, if necessary, subsequent years) shall be specially allocated in an amount and manner sufficient to eliminate, to the extent required by such Regulations, the Adjusted Capital Account Deficits created by such adjustments, allocations or distributions as quickly as possible, provided that an allocation pursuant to this Section 4.3(b) shall be made only if and to the extent that such Unitholder would have Adjusted Capital Account Deficits after all other allocations provided for in this Article 4 have been tentatively made as if this Section 4.3(b) were not in the Agreement. This Section 4.3(b) is intended to comply with the qualified income offset requirements in Section 1.704-l(b)
(2) (ii) (d) (3) of the Regulations and shall be interpreted consistently therewith.

                  (c) Gross Income Allocation. In the event any Unitholder who is not a General Partner has a deficit Capital Account at the end of any Partnership fiscal year in excess of the amount such Unitholder is deemed to be obligated to restore pursuant to the penultimate sentence of Section 1.704-l(b)
(iv) (f) of the Regulations, each such Unitholder shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 4.3(c) shall be made only if and to the extent that such Partner would have such a deficit Capital Account after all other allocations provided for in this Article 4 have been tentatively made as if Section 4.7(b) hereof, and this Section 4.3(c) was not in the Agreement.

                  (d) Gain from Disposition of Aircraft. Gain from the disposition of Aircraft shall be specially allocated to the General Partners in a manner, and to the extent necessary, to bring the sum of the Capital Accounts of the General Partners into a ratio of one to ninety-nine to the sum of the Capital Accounts of the Unitholders.

                  (e) Syndication Expenses. Except as provided in Section 4.3(f) hereof, Syndication Expenses for any Fiscal Year shall be specially allocated to the Unitholders in proportion to their Units, provided that if Unitholders are admitted to the Partnership on different dates, all Syndication Expenses shall be divided among the Unitholders so that, to the extent possible, the cumulative Syndication Expenses allocated with respect to each Unit at any time is the same amount. In the event that the General Partners determine that such allocation of Syndication Expenses is not likely to be achieved through future allocations of Syndication Expenses, the General Partners may allocate a portion of Profits or Losses so as to achieve the same effect on the Capital Accounts of the Unitholders.

                  (f) Sales Commissions. Items of Loss arising out of the Partnership's payment of Sales Commissions with respect to each Unit shall be specially allocated to the Unitholder who acquires such Unit.

                  (g)      Adjustment to Basis.

  To the extent an adjustment to the adjusted tax basis of any Partnership asset is required, pursuant to Section 1.704-1(b)(2)(iv)(m) of the Regulations, to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Regulations.

                  (h)      Recharacterized Fees.

  If the Base Management Fee, Re-lease Fee, Incentive Management Fee or Re-Sale Fee is treated as a distributive share of Partnership income by the Service, a special allocation of Partnership gross income shall be made annually to the General Partners in an amount equal to the General Partners share of any such recharacterized fee for that taxable year.

                  4.4 Curative Allocations. The allocations set forth in Sections 4.3(a), (b) and (e) hereof (the "Regulatory Allocations") are intended to comply with the requirements of Section 1.704-1 (b) of the Regulations. Notwithstanding any other provision of this Article 4 (other than the Regulatory Allocations), the Regulatory Allocations shall be taken into account in allocating other Profits, Losses and items of income, gain, loss and deduction among the Partners so that, to the extent possible, the net amount of such allocations of other Profits, Losses and other items and the Regulatory Allocations to each Partner shall be equal to the net amount that would have been allocated to each such Partner if the Regulatory Allocations had not occurred.

                  4.5      Allocation Among Partners.

                  (a) Allocation Among Unitholders. Except as provided in
Section 4.5(b) hereof, any allocations to the Unitholders pursuant to this
Article 4 shall be allocated among the

Unitholders, to the extent possible, in order to equalize the Capital Account balances per Unit of each Unitholder, and then in the proportion that the number of Units held by each Unitholder bears to the total number of Units held by all of the Unitholders.

                  (b) Effect of Different Admission Dates and Transfers of Units With respect to any fiscal year during which the Initial Closing or any Additional Closing occurs, Profits and Losses (and all items thereof allocated to the Unitholders shall be apportioned among the Unitholders in the ratio in which (i) the number of Units held by each Unitholders multiplied by the number of days during such fiscal year that such Unitholder was the owner of such Units bears to (ii) the sum of number of Units outstanding on each day during such fiscal year. For the purposes of this Section 4.5(b), Unitholders admitted on the Initial Closing or on any Additional Closing will be deemed admitted as of the first day of the month in which the Closing occurs if such closing actually occurs on or before the 15th day of that month. If the Closing actually occurs after the 15th day of the month, Unitholders admitted on such Closing will be deemed admitted, for purposes of this Section 4.5(b), on the first day of the subsequent month. With respect to any transfer of Units, any Profits and Losses (and items thereof) attributable to a Unit transferred during a particular fiscal year shall be allocated between the transferor and the transferee in proportion to the number of days that each such holder was the Registered Owner of such Unit during such fiscal year, without regard to the results of Partnership operations during the period in which each such holder was the owner thereof and without regard to the date, amount or recipient of any distributions which may have been made with respect to such Units.

                  (c) Allocation Among General Partners. All items of Profits and Losses that are allocated to the General Partners as a group shall be allocated among the General Partners in such manner as they shall agree upon; provided that any such allocations shall be in compliance with the Code.

                  4.6 Acknowledgment of Tax Consequences. The Partners are aware of the income tax consequences of the allocations made by this Article 4 and hereby agree to be bound by the provisions of the Partnership Agreement in reporting their share of Partnership income, gain, deduction and loss for income tax purposes.

                                   ARTICLE V
               RIGHTS, POWERS AND DUTIES OF THE GENERAL PARTNERS

                  5.1      Management and Control of the Partnership.

                  (a) Subject to the Consent of the Unitholders where required by this Agreement, the General Partners within the authority granted to them by this Agreement, shall have the full and exclusive right to manage and control the business and affairs of the Partnership and to make all decisions regarding the business of the Partnership. Except as limited herein, the General Partners shall have all of the rights and powers of general partners of a limited partnership under the California Act and any other applicable laws.

                  (b) Except as expressly provided herein, the authority of the General Partners to manage the business of the Partnership shall be exercised only by the Managing General Partner and, except as expressly provided herein, no General Partner other than the Managing General Partner shall have any control over the Partnership's business.

                  (c) No General Partner other than the Managing General Partner (except one who may also be an officer or employee of the Managing General Partner, and then only in his capacity as such officer or employee of the Managing General Partner within the scope of its authority hereunder) shall participate in or have any control over the Partnership's business or have any authority or right to act for or on behalf of the Partnership.

                  (d) In order to expedite the handling of the Partnership's business, any document executed by the Managing General Partner while acting in the name and on behalf of the Partnership shall be deemed to be the action of the Partnership as to any third parties.

                  (e) The Unitholders shall not participate in the management of, or have any control over, the Partnership's business. The Unitholders shall not have the power to represent, act for, sign for or bind the General Partners or the Partnership.

                  (f) Subject to Section 5.4(k), the Managing General Partner shall have the authority to borrow money in the name of the Partnership from any bank or other lending institution located in the United States and, in connection with any such borrowing, to pledge, encumber or hypothecate the assets of the Partnership. The General Partners may only advance money to the Partnership at a rate of interest and for such charges or fees as would be charged by unrelated lending institutions on comparable loans for the same purpose, any such lending not to be for a term in excess of twelve months.

                  5.2      Authority of the Managing General Partner.

                  (a) In addition to any other rights and powers which the Managing General Partner may possess under this Agreement and the California Act, the Managing General Partner shall have all specific rights and powers required or appropriate to its management of the Partnership business which, by way of illustration but not by way of limitation, may include the following:

                       (i) to acquire, hold, manage, repair, reconfigure, maintain, lease, sell and dispose of Aircraft and interests therein at such purchase prices, lease or rental rates, costs or sale prices and upon such other terms as the Managing General Partner deems, in its discretion, to be in the best interest of the Partnership it is provided, however, that the Partnership shall not (A) pay a Purchase Price for any Aircraft which is in excess of the fair market value of the Aircraft at the time of purchase as determined by an appraisal by an Appraiser or (B) pay an Acquisition Fee to S.P.L.C. or any substitute which is in excess of 1.5% of the Purchase Price; it is further provided that the Managing General Partner shall cause the Partnership, to the extent feasible, to purchase out of Gross Offering Proceeds any Specified Aircraft which is then available in preference over any other Aircraft; and it is further provided that (A) the Aircraft (or the Initial Lease thereof) purchased by the Partnership out of Gross Offerings Proceeds must meet one of the three mandatory alternative criteria referred to in the Prospectus under the caption "Business of JetFleet--Partnership Lessees" and
(B) that such Aircraft must at the time of acquisition by the Partnership be subject to Initial Leases which provide for Gross Rentals that, on average, equal at least 12.4 of Capital Contributions.

                       (ii) to execute, deliver and perform (A) agreements relating to and consistent with the terms of the Offering, including, without limitation, the Transfer Agent Agreement, the Sales Agency Agreement, an escrow agreement, an agreement among Selling Group members and other agreements and instruments; and (B) the S.P.L.C. Agreement, any other aircraft acquisition, management, operation or remarketing agreements and all other agreements, contracts, documents, certifications, leases (including Full Payout Leases and Operating Leases), bills of sale and other instruments, and all amendments to any of the foregoing, which may be deemed by the Managing General Partner to be necessary or convenient in connection with the business of the Partnership;

                       (iii) to protect and preserve the title and interest of the Partnership with respect to the assets of the Partnership, to collect all amounts due the Partnership, to enforce all rights of the Partnership and, in that connection, to retain counsel and institute such suits or proceedings, in the name and on behalf of the Partnership, or, if the Managing General Partner shall so determine, in the name of the General Partners and the Unitholders;

                       (iv) to the extent that funds of the Partnership are available, to pay all debts and obligations of the Partnership and to make all distributions periodically to the Unitholders out of the Partnership account and in accordance with the provisions of this Agreement;

                       (v) to advance funds or to borrow funds on behalf of the Partnership for maintaining Partnership operations or for other Partnership purposes and to guarantee the repayment of such borrowed funds;

                       (vi) to purchase, at the expense of the Partnership, liability and other insurance to protect the Partnership's assets and business;

                       (vii) on behalf of the Partnership, to engage such firm of independent certified public accountants, such attorneys, such Appraisers and such consultants and others as may be selected by the Managing General Partner in its discretion;

                       (viii) to open and maintain Partnership accounts on behalf of the Partnership with any bank in the United States having assets in excess of $50,000,000 and to designate and change signatories on such accounts, provided that the funds of the Partnership may not be commingled with funds owned by or held on behalf of the General Partners or any partnership or other entity in which they have an interest;

                       (ix) until the eighth anniversary date of the Final Closing Date, to reinvest Sales Proceeds in additional Aircraft, provided that no reinvestment will take place unless sufficient cash will be distributed to the Unitholders to pay any state income tax (at a rate reasonably assumed by the Managing General Partner) and federal income tax (assuming the Unitholders are subject to marginal rates applicable to the highest levels of income) created by such disposition; after such eighth anniversary date, such Sales Proceeds shall be distributed to the General Partners and Unitholders in accordance with Section 4.5;

                       (x) to invest such funds as are temporarily not required for investment in Aircraft, including the Working Capital Reserves, in bank accounts as provided in subsection (viii) above, in short-term highly liquid investments where there is appropriate safety of principal, such as United States treasury bills, investment grade commercial paper and certificates of deposit of banks which have a net worth of $50,000,000 or more;

                       (xi) to lease, sell, refinance and/or otherwise manage and operate the Aircraft;

                       (xii) to enter into participation, co-tenancy and other agreements with non-affiliates of the General Partners for the purpose of participating on a joint basis in the purchase, ownership, management, operation or lease of Aircraft, but only if (A) the Partnership acquires a controlling interest in such venture; (B) the joint venture agreement does not authorize the Partnership to do anything as a co-venturer with respect to the Aircraft which the Partnership or the General Partners would not be permitted to do under this Agreement; and (C) there are no duplicative fees. For the purposes of this Section, a controlling interest shall include: (1) ownership of more than 50% of the venture's capital or profits; or (2) provisions in the venture agreement giving the Partnership effective control. The Partnership shall be permitted to invest in joint venture arrangements with a partnership or other program which is an Affiliate of any General Partner if the following conditions are met: (A) the General Partner or Affiliate has investment objectives substantially identical to those of the Partnership; (B) there are no duplicative fees; (C) the controlling persons of each co-investor have a compensation structure that is substantially identical; (D) the investments of the Partnership and the Affiliate in the venture are on substantially the same terms and conditions; (E) the investment is entered into by the Partnership in order to obtain diversification; and (F) the Partnership has a right of first refusal should an Affiliated co-venturer decided to sell the property owned by the venture;

                       (xiii) to duly place record title to Aircraft in the name or names of a nominee or nominees or a trustee or trustees for any purposes convenient or beneficial to the Partnership, such as to meet ownership registration requirements under the Aviation Act;

                       (xiv) if the tax laws change and the Managing General Partner determines that such action will not cause the Partnership to be treated as a "publicly traded partnership" or result in any other adverse tax consequences for Unitholders, to cause the Units (or any instruments representing Units) to be listed for trading on a National Securities Exchange or to be authorized for quotation in NASDAQ or in any similar national automated quotations system, and, in connection with such listing or quotation, to modify the Transfer Agent Agreement (giving notice to the Unitholders of any modification which materially affects them, but without obtaining the Consent of any Unitholder) and to take such other steps as the Managing General Partner determines advisable or necessary to effect such listing or quotation; and

                       (xv) to sell all or any portion of the assets of the Partnership not constituting Substantially All of the Assets, without approval of the Unitholders.

                  (b) Any Person dealing with the Partnership or the Managing General Partner may rely upon a certificate signed by the Managing General Partner, "hereunto duly authorized, as to:

                       (i) the identity of the General Partners or any Unitholder;

                       (ii) the existence or nonexistence of any fact or facts which constitute conditions precedent to acts by the General Partners or which are in any other manner germane to the affairs of the Partnership;

                       (iii) the Persons who are authorized to execute and deliver any instrument or document on behalf of the Partnership;

                       (iv) any act or failure to act by the Partnership; or

                       (v) any other matter whatsoever involving the Partnership, any Partner or any Unitholder.

                  5.3      Authority of Partners to Deal with Partnership.

                  (a) In addition to other specific provisions set forth elsewhere in this Agreement, the General Partners and their Affiliates may provide other goods and services to the Partnership, provided: (i) compensation. price or fee charged for providing such services must be the lesser of (x) the General Partner's or Affiliate's cost of providing the goods or services or (y) 90% of the compensation, price or fee of any third party who is rendering comparable services or selling or leasing comparable goods and materials in the same geographic area; (ii) a written agreement describes the goods or services and the compensation therefor, and such written agreement is terminable by Majority Vote, without penalty to the Partnership upon 60 days' prior written notice and may be amended only by Majority Vote; (iii) the General Partner or its Affiliates must be independently engaged in the business of providing such services to Persons other than Affiliates of the General Partners; and (iv) such agreement is disclosed to the Unitholders.

                  (b)      The following transactions expressly are prohibited:

                       (i) the Partnership shall not make any loans to a General Partner or its Affiliates;

                       (ii) the Partnership shall not purchase or lease Aircraft from or with, or sell or lease Aircraft to, the General Partner or an Affiliate of a General Partner, except as provided in Section 5.2 (a) (xii);

                       (iii) except as provided in Section 5.6, no rebates or brokerage commissions in connection with the reinvestment of the proceeds of the sale, exchange or refinancing of any Aircraft may be received by a General Partner or its Affiliates, nor may a General Partner or any Affiliate participate in any reciprocal business arrangement which would circumvent any of the provisions of this Agreement;

                       (iv) except as provided in Section 5.3(a) or Section 5.6, a General Partner and its Affiliates will not sell insurance, supplies, goods or services to the Partnership;

                       (v) the Partnership will not give a General Partner or any Affiliate of a General Partner an exclusive right to sell or exclusive employment or sell Aircraft;

                       (vi) except for Sales Commissions, the Investment Banking Fee and Due Diligence Costs payable to registered broker-dealers, the General Partner and its Affiliates will not pay or award any commissions or other compensation to any Person engaged by a potential investor for investment advice as an inducement to such advisor to advise the purchase of Units;

                       (vii) the Partnership will not purchase limited partnership interests in other partnerships;

                       (viii) the Partnership will not acquire Aircraft with borrowed funds; and

                       (ix) although the Managing General Partner is authorized to cause the Partnership to pay an Acquisition Fee upon the Partnership's purchase of an Aircraft, the amount of the Acquisition Fee shall not exceed 1.5% of the Purchase Price of the Aircraft.

                  5.4 Restrictions on the Authority of a General Partner. The General Partners and their Affiliates shall not, without the Consent of a Majority Vote:

                  (a) do any act in contravention of this Agreement;

                  (b) do any act which would make it impossible to carry on the ordinary business of the Partnership;

                  (c) possess Partnership property or assign the Partnership's rights in specific Partnership property for other than a Partnership purpose;

                  (d) operate the Partnership as an investment company subject to the requirements of the Investment Company Act of 1940, as amended;

                  (e) acquire Aircraft on behalf of the Partnership in exchange for Units or Interests;

                  (f) provide financing to the Partnership with a term in excess of 12 months;

                  (g) make any distributions in kind to a Unitholder;

                  (h) cause the Partnership to underwrite the securities of other issuers;

                  (i) make any changes in the investment objectives of the Partnership described in the Prospectus;

                  (j) cause the Partnership to issue equity securities senior to the Units;

                  (k) cause the Partnership to incur indebtedness (excluding deferred and accrued fees to THE Managing General Partner) in excess of 35% in the aggregate of the Gross Offering Proceeds;

                  (l) acquire Aircraft with Cash Flow or, after the eighth anniversary of the Final Closing Date, with Sales Proceeds;

                  (m) admit an additional or successor General Partner other than in accordance with Section 6.3; or

                  (n) sell Substantially All of the Assets in a single sale, or in multiple sales in the same twelve month period.

                  5.5      Duties and Obligations of the General Partners.

                  (a) The General Partners shall devote to the Partnership such time as the General Partners shall deem to be necessary for the proper performance of their duties hereunder.

                  (b) The Managing General Partner shall have a fiduciary responsibility to demand payment pursuant to any promissory note contributed to its capital by its parent (if any) in order to satisfy any liabilities of such Managing General Partner to the Partnership or its creditors.

                  (c) The Managing General Partner shall prepare and file, or cause to be prepared and filed, on or before the due date (or any extension thereof) all federal, state, local and foreign tax returns required to be filed by the Partnership and shall provide, or cause to be provided, all accounting and record keeping (including, without limitation, the maintenance of Capital Accounts on behalf of each of the Partners, including the Assignor Limited Partner on behalf of the Unitholders) necessary for the preparation and filing of such returns. The Managing General Partner shall, to the extent that Partnership funds are available, cause the Partnership to pay any taxes payable by the Partnership.

                  (d) The Managing General Partner shall determine when and upon what terms the Partnership shall incur indebtedness.

                  (e) The Managing General Partner shall manage the Partnership's Aircraft and the acquisition, leasing, sale or other disposition thereof.

                  (f) The Managing General Partner shall manage the cash of the Partnership, determine the amount of Working Capital Reserves and determine the amount of distributions to be made to Partners and Unitholders.

                  (g) The Managing General Partner shall communicate with the Unitholders and submit or file on behalf of the Partnership with the Commission and any appropriate state securities authorities all documents, papers, statistics and reports required to be filed with or submitted to the Commission or such securities authorities, as the case may be.

                  (h) The Managing General Partner shall prepare and file all certificates (or amendments thereto) and other similar documents which are required by law to be filed and recorded under the California Act or under any other laws of the State of California or of any other state in which the Partnership is then qualified to do business, or in which it owns property or transacts business.

                  (i) The Managing General Partner shall have fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership, whether or not in the Partnership's immediate possession or control, and shall not employ or permit another to employ such funds or assets in any manner except for the exclusive benefit of the Partnership. The Managing General Partner shall open and maintain all Partnership bank accounts. The Partnership's funds shall not be commingled with the funds of any other Person. The Managing General Partner shall manage and operate the Partnership in a prudent and businesslike manner and for the best interests of the Partnership and the Unitholders.

                  (j) If any General Partner or any of its Affiliates (other than private or public investor programs) intends to acquire or lease Aircraft for their own account, such opportunity must first be presented to the Partnership if the Partnership is in a position to purchase such Aircraft, to the extent such opportunity is consistent with the investment objectives and policies of the Partnership.

                  (k) If two or more private or public investor programs (including the Partnership) sponsored by a General Partner or any of its Affiliates are in a position to acquire the same aircraft, the Managing General Partner shall determine which program, including the Partnership. will purchase the aircraft based upon (i) the amount of cash available in each program, and the length of time such cash has been available for investment, (ii) the liabilities of each program and (iii) the suitability of the acquisition in the light of each program's objectives. If two or more such investor programs, including the Partnership, are both in a position to enter into a lease for different aircraft with the same lessee or to sell aircraft to the same purchaser, the Managing General Partner generally will afford priority to the aircraft which has been available for lease or sale for the longest period of time.

                  (l) The Managing General Partner shall duly file for registration all Aircraft of the Partnership with the FAA as required by the Aviation Act (to the extent applicable) in accordance with all rules and regulations promulgated thereunder.

                  5.6      Compensation of the General Partners.

                  (a) Except as expressly provided or permitted in this Agreement, the General Partners and their Affiliates shall not receive any compensation or reimbursement from the Partnership.

                  (b) The Sales Agent shall receive, on the Initial Closing and on each Additional Closing, Sales Commissions in an amount equal to 8% of the Gross Offering Proceeds received by the Partnership upon such Closing, the Investment Banking Fee in an amount equal to 2% of such Gross Offering Proceeds and Due Diligence Costs in an amount not to exceed .25% of such Gross Offering Proceeds. The Sales Agent will be permitted to reallow such fees and costs as provided in the Prospectus and the Sales Agent Agreement.

                  (c) The Managing General Partner shall receive, on the Initial Closing and on each Additional Closing, a Non-Accountable
Organizational and Offering Expense Allowance in an amount equal to 39 %of Gross Offering Proceeds received by the Partnership upon such Closing.

                  (d) The Managing General Partner shall receive a Base Management Fee, payable quarterly in arrears, in an amount equal to 1.5% of Gross Rentals from Initial Leases and 1.5% of Gross Rentals from re-leases and renewals of Aircraft leases (which Gross Rentals from re-leases and renewals shall be net of the Re-lease Fee, whether or not paid), provided that the Base Management Fee shall be paid only after payment of the Preferred Return.

                  (e) The Managing General Partner shall receive a Re-lease Fee, payable quarterly in arrears, in an amount equal to 3.5% of the Gross Rental from re-leases or renewals of leases with respect to the Partnership's Aircraft (a portion of which fee shall be payable by the Managing General Partner to S.P.L.C. pursuant to the S.P.L.C. Agreement), provided that such fee shall be paid only after payment of the Preferred Return. The Re-lease fee will be reduced (but not below zero) to the extent that any release or renewal fees or commission are payable to independent third parties (other than S.P.L.C. or its Affiliates) who, with the consent of the Managing General Partner and S.P.L.C., render re-leasing or renewal services.

                  (f) For rendering Equipment Management, the Managing General Partner shall receive an Incentive Management Fee, payable quarterly in arrears, in an amount equal to 2.5% of Cash Flow and Sales Proceeds (net of Resale Fees) for the first four years after the Initial Closing (a portion of which fee shall be payable by the Managing General Partner to S.P.L.C. pursuant to the S.P.L.C. Agreement) and thereafter in an amount equal to 3.0% of Cash Flow and Sales Proceeds (net of Resale Fees) (a portion of which fee shall be payable by the Managing General Partner to S.P.L.C. pursuant to the S.P.L.C. Agreement), provided that such Incentive Management Fee shall be paid only after payment of the Preferred Return.

                  (g) The Managing General Partner shall receive a Resale Fee with respect to each Aircraft sold by the Partnership (a portion of which fee shall be payable by the Managing General Partner to S.P.L.C. pursuant to the S.P.L.C. Agreement) in an amount equal to the lesser of (i) 3% of the contract sale price of the Aircraft or (ii) an amount which would be charged by non-Affiliates rendering comparable services, provided that such fee shall be paid only after Preferred Payout. Such fee will be reduced (but not below zero) for any resale commissions or fees payable to independent third parties other than S.P.L.C. or its Affiliates who, with the consent of the Managing General Partner and S.P.L.C., render services in connection with the sale. To the extent that such Resale Fee is not paid to the Managing General Partner as earned, such amount shall be deferred and accrued without interest until Preferred Payout has occurred.

                  (h) Calculation of the Preferred Return for determining payment of the Base Management Fee, the Incentive Management Fee and the Re-lease Fee will be made on an annual basis at the end of each year. To the extent the Managing General Partner has received fees in excess of those fees permitted in such year as a result of the application of the Preferred Return test, such excess will be refunded to the Partnership. If, at any time, the Preferred Return test either precludes payment of such fees that would otherwise be due or requires a refund to the Partnership of such fees, the payment of such fees will be deferred and accrued, without interest, until that requirement has been satisfied, at which time such fees shall be paid from the first available proceeds. Failure to achieve the Preferred Return in any year will not affect any fees paid in prior years.

                  (i) When any fees payable to the Managing General Partner which become deferred and accrued pursuant to Sections 5.6(g) and 5.6(h) become payable, if the Partnership does not have sufficient cash resources prudently to pay the full amount of such fees, any payments made will be paid pro rata to the Managing General Partner in proportion to the amount of deferred and accrued fees, and the Managing General Partner will forebear collection of the full amount of such fees, so long as distributions are not made to Unitholders until cash resources permit payment.

                  (j) The aggregate amount of all Front-End Fees shall not, over the life of the Partnership, exceed 15.5% of the Gross Offering Proceeds.

                  (k) The Managing General Partner shall be responsible for the payment of all Organizational and Offering Expenses (other than those referred to in Section 5.6(b) above) and all General Partner Acquisition Expenses and shall not be entitled to reimbursement for payment of such Organizational and Offering Expenses or General Partner Acquisition Expenses. Subject to the foregoing limitation, all of the Partnership's general and administrative expenses which are payable to third parties for legal, auditing and accounting expenses, for the renewal of Aircraft leases or the re-lease or sale of Aircraft (other than those fees which are payable to S.P.L.C. or any successor out of the Managing General Partner's Incentive Management Fee, Re-lease Fee or Resale Fee, as provided in the S.P.L.C. Agreement or as indicated in the Prospectus), for preparing and distributing reports and for other general and administrative expenses shall be billed directly to and paid by the Partnership. Each General Partner or Affiliate of a General Partner shall be reimbursed by the Partnership for the general and administrative expenses which the General Partner or Affiliate incurs on behalf of the Partnership, including, without limitation, (i) the actual cost to the General Partner or Affiliates of goods, materials and services used for or by the Partnership and obtained from third parties; (ii) general and administrative expenses for services performed by such General Partner or Affiliate directly for the Partnership, including, but not limited to, legal, accounting, transfer agent, data processing, duplicating and other similar services; (iii) expenses for services performed by the General Partner or Affiliate in connection with reports and communications to investors; and (iv) expenses for administrative services performed by the General Partner or Affiliate which are necessary for the prudent operation of the Partnership. Reimbursement for any item referred to in clauses (ii) through (iv) of this Section 5.6(k) shall be at the lower of the General Partners or Affiliate cost or the amount which the Partnership would have had to pay to third parties for comparable services in the same geographic location. No reimbursement under clauses (ii) through (iv) of this Section 5.6(k) shall be permitted for services for which the General Partner or Affiliate receives a separate fee pursuant to this Agreement. Expenses incurred by any General Partner or any Affiliate for rent, depreciation or utility expenses shall not be charged to the Partnership. Expenses incurred by any General Partner or any Affiliate of a General Partner for salaries, fringe benefits, general travel expenses or similar expenses of any "Controlling Person" shall not be charged to the Partnership. For the purposes of this Section 5.6(k), "Controlling Person" shall refer to the following; (i) any director, president, vice president or other officer of the Managing General Partner or any of its Affiliates having the authority to make policy decisions concerning the Partnership, or (ii) any Person holding 5% or more equity interest in the Managing General Partner or (iii) a Person having the power to direct or cause the direction of the Managing General Partner, whether through the ownership of voting securities, by contract or otherwise.

                  (l) If the Partnership borrows funds or the General Partners advance funds, the Partnership shall repay such borrowed funds or advances and any interest thereon in accordance with the terms thereof from the cash receipts of the Partnership.

                  (m) The Assignor Limited Partner, as transfer agent pursuant to the Transfer Agent Agreement, shall receive a fee, expected to equal to $150, in connection with each transfer of Units (although such a fee may be greater to the extent actual legal fees and other costs exceed such amount). The Assignor Limited Partner shall, subject to certain limitations set forth in the Transfer Agent Agreement, be reimbursed for all expenses (to the extent such expenses are not paid for by the transferees or transferors of Units) incurred by it in connection with the performance of all other duties thereunder.

                  (n) Notwithstanding anything contained herein to the contrary, neither the General Partners nor their Affiliates shall receive aggregate compensation, however designated by the General Partners, which exceeds the amount of compensation they would be permitted to receive pursuant to the Guidelines. The compensation which the General Partners and their Affiliates are permitted to receive under the Guidelines includes a promotional interest equal to 5% of all distributions from Cash Available for Distribution and 1% of all distributions from Sales Proceeds before Preferred Payout and a 15% interest in all such distributions thereafter, a 2% fully participating carried working interest (or greater interest if the Partnership's Investment in Aircraft exceeds 84.5% of total Capital Contributions), a resale fee equal to the amount indicated in subsection (g) above, a re-lease fee on the release of Aircraft as a result of the efforts of the Sponsor to Persons other than previous lessees of the Aircraft or their Affiliates equal to the lesser of the competitive rate for comparable services for similar equipment or 2% of the gross rental payments derived from the re-lease of the Aircraft (except that, if the Sponsor receives a re-lease fee, the Sponsor may not receive a 7% fee for Equipment Management as described in (iv) below), and a fee for Equipment Management equal to the lesser (i) 1% of gross rental payments derived from the Aircraft, (ii) 5% of gross rental payments derived from Operating Leases (less the amount of such fee paid to Persons who are not Affiliates), (iii) 2% of gross rental payments derived from Full Payout Leases which contain Triple Net Lease provisions (less the amount of such fee paid to Persons who are not Affiliates or (iv) 7% of gross rental payments derived from the Aircraft in the event the Sponsor provides both Equipment Management and additional services relating to the continued and active operation of the Aircraft (less the amount of such fee paid to Persons who are not Affiliates). If the compensation received by the General Partners or their Affiliates exceeds the amount of compensation permitted under the Guidelines, the General Partners shall promptly return the amount of such overage to the Partnership.

                  5.7 Other Businesses of Partners. Subject to Sections 5.5(j) and 5.5(k), the General Partners and their Affiliates may engage in or possess any interest in other business ventures of any kind, nature or description, independently or with others, including, but not limited to, the acquisition, financing, ownership, leasing, operation, management and syndication of equipment, including aircraft, for their own account or for the account of others. Neither the Partnership nor any Unitholders, by virtue of their status as Unitholders, shall have any rights or obligations in or to such independent ventures or the revenues, profits or losses derived therefrom. Subject to the provisions of this Agreement defining the rights and duties of the General Partners, nothing in this Section 5.7 shall be deemed to diminish the General Partners' overriding fiduciary obligations to the Partnership the Unitholders.

                  5.8 Liability and Indemnification of the General Partners and their Affiliates.

                  (a) The General Partner and their Affiliates shall not be liable to the Partnership or the Unitholders and the Partnership shall indemnify and hold harmless the General Partners and their Affiliates from any loss suffered by the Partnership, the General Partners and their Affiliates, (including reasonable attorney's fees and other costs of defense, which may bee paid as incurred) which arises out of any action or inaction of any such Persons if (i) the General Partners, or any of them, determined in good faith that such course of conduct was in the best interest of the Partnership, (ii) such Person was acting on behalf of or performing services for the Partnership,
(iii) such course of conduct did not constitute negligence or misconduct and
(iv) any amounts payable pursuant to the foregoing are recoverable only out of the assets of the Partnership.

                  (b) Notwithstanding the above, the General Partners and their Affiliates shall not be indemnified for losses, liabilities, or expense arising from or out of an alleged violation of federal or state securities laws unless
(i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnity and a court of competent jurisdiction approves indemnification of the litigation costs, (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnity and the court approves indemnification of the litigation costs or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnity and finds that indemnification of the settlement and related costs should be made. In any claim for indemnification for federal or state securities law violations, the party seeking indemnification shall place before the court the position of the Commission and any other applicable regulatory authority with respect to the issue of indemnification for securities law violations.

                  (c) The Partnership shall not incur the cost of that portion of liability insurance which insures any General Partners or their Affiliates for any liability as to which any such Person is prohibited from being indemnified.

                  (d) The General Partners and their Affiliates may receive advances from the Partnership for payment of their costs and attorneys' fees as incurred only if each of the following three conditions are satisfied: (i) the legal action is related to the performance of duties or services by such Person on behalf of the Partnership (ii) the legal action is initiated by a third party who is not a General Partner or Unitholder; and (iii) such person undertakes to repay the advanced funds with interest to the Partnership in cases in which it is not entitled to indemnification.

                  (e) For purposes of this Section 5.8 only, the term "Affiliate" shall mean any person performing services on behalf of a General Partner and acting within the scope of the General Partners' authority as set forth in this Agreement, who or which: (1) directly or indirectly controls, or is controlled by, or is under common control with a General Partner; (2) owns or controls 10% or more of the outstanding voting securities of a General Partner; (3) is an officer, director, employee, partner or trustee of a General Partner; or (4) is a company in which a General Partner acts as an officer, director, partner or trustee.

                                   ARTICLE VI
                      GENERAL PARTNER WITHDRAWAL, REMOVAL,
                     AUTOMATIC CESSATION AND SUBSTITUTION;
                        TRANSFER OF A GENERAL PARTNERS
                                   INTEREST

                  6.1 Withdrawal of the General Partners. A General Partner may withdraw as a General Partner of the Partnership at any time, provided that such withdrawal is approved by a Majority Vote of the Unitholders.

                  6.2 Removal of the General Partners. Any or all of the General Partners may be removed as a General Partner for any reason by Majority Vote. Interests beneficially owned by the affected General Partner or its Affiliates shall not be voted on any such question and shall not be counted as outstanding in calculating whether a Majority Vote has been obtained.

                  6.3 Substitute and Additional General Partners; Assignment of Economic Interest. Notwithstanding anything to the contrary in this Agreement, a General Partner may substitute in its stead as General Partner any entity which has, by merger, consolidation or otherwise, acquired substantially all of the assets or stock of the General Partner and continued its business. In the event that the Managing General Partner is removed and no successor Managing General Partner is appointed by the Unitholders, the remaining General Partner(s) may appoint a successor Managing General Partner. In the event of the withdrawal of the Managing General Partner or the cessation of the Managing General Partner as a General Partner pursuant to Section 6.4, a remaining General Partner may elect to become the successor Managing General Partner. In addition, the existing General Partner(s) may, in its or their sole discretion, admit one or more successor or additional General Partners to the Partnership provided that such successor or additional General Partner shall not be a Managing General Partner. Each Unitholder hereby gives the Unitholder's Consent to the admission of any successor or additional General Partner pursuant to this Section 6.3, and no further Consent shall be required. A General Partner may, without the permission of the Unitholders, assign all or any portion of its economic interest in the Partnership. The Unitholders shall have no right to remove such General Partner. and shall have no other rights against the General Partner, as a result of any such assignment. To the extent indicated in such assignment or to the extent necessary to effectuate such assignment (but not otherwise), the assignee shall (i) be permitted to receive directly from the Partnership any distributions or other consideration which would otherwise be received by the General Partner and (ii) be treated as an assignee of a General Partner with respect to the interest assigned. Any such assignment shall not affect the obligations or liabilities of such General Partner hereunder.

                  6.4 Automatic Cessation of General Partners. A General Partner shall automatically cease being a General Partner upon the occurrence of any of the following:

                  (a) An order for relief against the General Partner is entered under Chapter, of the federal bankruptcy law;

                  (b) The General Partner (i) makes a general assignment for the benefit of creditors, (ii) files a voluntary petition under the federal bankruptcy law, (iii) files a petition or answer seeking for that General Partner any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, (iv) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the General Partner in any proceeding of the nature described in (ii) or (iii) above or (v) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the General Partner or of all or any substantial part of the General Partner's assets;

                  (c) In the case of a General Partner who is an individual, either the death of that General Partner or the entry by a court of competent jurisdiction of an order adjudicating the General Partner incompetent to manage the General Partner's person or estate; or

                  (d) In the case of a General Partner that is a corporation or partnership, the dissolution of such General Partner.

         The occurrence of any of the following events, among others, will not by itself cause a dissolution; of the Partnership and, notwithstanding the occurrence of any of the following events, the affected General Partner will continue to be a General Partner of the Partnership:

                   (a) The commencement of any proceeding against a General Partner seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any state, law or regulation;

                   (b) The appointment, without the General Partner's consent or acquiescence, of a trustee, receiver or liquidator of the General Partner or of all or any substantial part of the General Partner's assets; or

                   (c) In the case of a General Partner which is an entity, the consolidation, merger or reorganization of the General Partner with any other entity, whether or not the General Partner is the surviving entity, or any change of control of the General Partner.

                  6.5 Purchase of a Terminated General Partner's Interest. Subject to Section 6.7(a), upon a General Partner ceasing to be a General Partner pursuant to this Article VI, such General Partner's Interest as a general partner in the Partnership shall be repurchased by the Partnership (if the Partnership continues) for an amount equal to the fair market value of the Terminated General Partner's Interest at the time of removal, as determined by agreement among the Terminated General Partner and the remaining or successor General Partner(s). In the event of any dispute as to such fair market value determination, the fair market value will be determined by binding arbitration in accordance with the then current rules of the American Arbitration Association, with the expenses of the arbitration borne equally by the Partnership and the Terminated General Partner.

                  6.6 Effect on Fees of Termination of Managing General Partner. Upon the Managing General Partner ceasing to be a General Partner pursuant to this Article VI, such Terminated General Partner shall be entitled to receive all earned and unpaid fees and other amounts described in Section 5.6 which have accrued or been earned through the effective date of the termination or which are attributable to any transactions arranged by the Terminated
General Partner prior to the effective date of such termination (including fees to be paid on account of options for renewal, re-lease or sale that are in place prior to such termination and are exercised after such termination), such fees and other amounts to be paid when otherwise required to be paid pursuant to Section 5.6.

                  6.7      Notes and Interest.

                  (a) If the Terminated General Partner s termination is voluntary, the remaining General Partner(s) may, with the approval of a Majority Vote of the Limited Partners, cause the Partnership to declare that the Terminated General Partner shall continue to retain the same Interest in the capital, Profits, Losses and distributions of the Partnership (and such Interest shall not be reduced to provide compensation, or an interest in the Partnership, or both, to a new General Partner), but such Interest shall be that of a Limited Partner. Any Terminated General Partner whose Interest is converted to that of a Limited Partner hereunder shall continue to be subject to the prohibitions against voting upon certain matters by the General Partners and their Affiliates contained in Section 11.2.

                  (b) If the Terminated General Partner's termination is voluntary and the Terminated General Partner's Interest is not converted to that of a Limited Partner pursuant to Section 6.7(a) above, the Partnership shall deliver to the Terminated General Partner the Partnership's non-interest bearing promissory note, with principal payable, if at all, from amounts which the Terminated General Partner otherwise would have received as distributions under this Agreement.

                  (c) If the Terminated General Partner's termination is involuntary, the Partnership shall deliver to the Terminated General Partner the Partnership's promissory note, bearing interest at a rate equal to the rate provided for in Section 6.7(d) below, payable in equal annual installments over five years and in preference to distributions or payments of any other kind to any Partners or Unitholders.

                  (d) As to amounts required to be paid pursuant to Section 6.6, amounts unpaid when due shall accrue interest at a rate equal to 2% above the "prime rate" (or any comparable rate) as announced from time to time by the Bank of San Francisco (but not in excess of the maximum rate permitted under applicable law), and such amounts and interest shall be paid out of fees that would have been paid to the Terminated General Partner had it not been terminated.

                  6.8 Liability of a Terminated General Partner. Any Terminated General Partner shall remain liable for its portion of any obligations and liabilities incurred by it as General Partner prior to the time such withdrawal, removal or incapacity shall have become effective. The Terminated General Partner shall be free of any obligation or liability incurred on account of the activities of the Partnership occurring from and after the time such withdrawal or removal shall have become effective, and shall be indemnified and held harmless by the Partnership from and against any such obligations and liabilities.

                  6.9 Amounts Payable to S.P.L.C. Termination of a General Partner shall not reduce any amounts otherwise payable to S.P.L.C.

                                  ARTICLE VII
                     TRANSFERABILITY OF LIMITED PARTNERSHIP
                              INTERESTS OR UNITS

                  7.1      Restrictions on Transfers of Units.

                  (a) A Unitholder may not assign or transfer all or part of the Unitholder's legal and equitable interest in the Unitholder's Units without the consent of the Managing General Partner, which consent may be withheld in the Managing General Partner's sole discretion. Further, the Managing General Partner may condition its consent on representations, warranties, opinions of counsel (who may be counsel to the Partnership) and other assurances as to:

                       (i) such assignments or transfers not resulting, when added to the total of all other assignments or transfers within the preceding 12 months, in the Partnership being considered to have terminated within the meaning of Section 708 of the Code;

                       (ii) the assignee or transferee not being a minor or an incompetent;

                       (iii) the transfer or assignment not violating federal or state securities laws (including any investor suitability standards);

                       (iv) the transferor or the assignee or transferee not holding less than 50 Units (40 Units in the case of IRAs and Qualified Plans);

                       (v) the assignee or transferee being a Citizen of the United States;

                       (vi) such assignment or transfer not constituting a transfer "on a secondary market (or the substantial equivalent thereof)" within the meaning of Section 7704 of the Code, not causing the Partnership to lose its status as a partnership for federal income tax purposes or not causing the Partnership to be a publicly traded partnership within the meaning of Section 7704 of the Code or otherwise adversely affecting the tax status of the Partnership;

                       (vii) such assignment or transfer not causing Partnership assets to be deemed plan assets under ERISA;

                       (viii) the transferor filing with the Partnership a duly executed and acknowledged counterpart of the instrument effecting such assignment or transfer, which instrument evidences the written acceptance by the assignee or transferee of all of the terms and provisions of this Agreement, contains a representation that such assignment or transfer was made in accordance with all applicable laws and regulations (including any investor suitability requirements) and in all other respects being satisfactory in form and substance to the Managing General Partner; and

                       (ix) such other matters as the Managing General Partner shall request in its sole discretion.

                  (b) In no event shall any Units be assigned or transferred to a minor or an incompetent except in trust, pursuant to the Uniform Gifts to Minors Act or the Uniform Transfers to Minors Act, or by will or intestate succession.

                  (c) Except for transfers or assignments (in trust or otherwise), whether on death or inter vivos, to or for the benefit of (i) the transferor's spouse, parents, children, other descendants, spouses of children, heirs or legatees or (ii) a charitable, religious, scientific, literary, or educational organization, and except as consented to by the Managing General Partner in its sole discretion, no sale, exchange, transfer, or assignment of a Unit may be made to any Person unless such Person (i) meets the suitability requirements to become a Unitholder in accordance with the terms of the offering of the Units contained in the Prospectus or (ii) is a Partner or Unitholder.

                  (d) No purported sale, exchange, assignment or transfer of any fractional Unit will be permitted or recognized for any purpose without the consent of the Managing General Partner, in its sole discretion.

                  (e) Each Unitholder agrees, upon request of the Managing General Partner, to execute such certificates or other documents and perform such acts as the Managing General Partner deems appropriate after an assignment or transfer of a Unit by that Unitholder to preserve the limited liability of the Unitholders under the laws of any jurisdiction in which the Partnership is doing business. For purpose of this Section 7.1 (e), any transfer of a Unit, whether voluntary or by operation of law, shall be considered an assignment.

                  (f) In no event shall any Units be assigned or transferred to a person who makes a market in securities unless such person shall certify to the Managing General Partner that it has acquired such Units solely for investment purposes and not for purpose of resale.

                  (g) No purported sale, exchange, transfer or assignment of any Units will be permitted or recognized for any purpose unless (i) the transferor shall have represented that such transfer (A) was effected through a broker-dealer or matching agent whose procedures with respect to the transfer of Units, have been approved by the Managing General Partner as not being incident to a public trading market and not through any other broker-dealer or matching agent or (B) otherwise was not effected through a broker-dealer or matching agent which makes a market in Units or that provides a readily available, regular and ongoing opportunity to Unitholders to sell or exchange their Units through a public means of obtaining or providing information of offers to buy, sell or exchange Units and (ii) the Managing General Partner determines that such sale, assignment, or transfer would not, by itself or together with any other sales, exchanges, transfers or assignments, likely result in, as determined by the Managing General Partner in its sole discretion, the Partnership's being classified as a publicly traded partnership.

                  (h) No purported sale, exchange, assignment or transfer of any Units will be permitted or recognized for any purpose if such sale, exchange, transfer or assignment would, by itself or together with any other sales, exchanges, transfers or assignments, likely result in the Partnership's failing to satisfy the safe harbors contained in Internal Revenue Service Advance Notice 88-75 (the "Notice"). Without limiting the foregoing, no purported sale, exchange, transfer or assignment of any Units will be recognized if such sale, exchange, transfer or assignment, together with all other such dispositions (including repurchases by the Partnership of its own Units) during the same taxable year of the Partnership would result in both (i) the transfer of more than 5% of the total interests in Partnership capital or profits (excluding transfers described in clauses (i) through (vi) of the next succeeding sentence); and (ii) (A) the transfer of more than 2% of the total interests in Partnership capital or profits (excluding transfers described in clauses (i) through (vi) of the next succeeding sentence and sales through a matching service that meets the requirements of the Notice, Part II, Section D) or (B) the transfer of more than 10% of the total interests in Partnership capital or profits (excluding transfers described in clauses (i) through (vi) of the next succeeding sentence). For purposes of the 5% and the 2% limitations described in the preceding sentence, the following transfers will be disregarded: (i) transfers in which the basis of the Units in the hands of the transferee is determined, in whole or in part by reference to its basis in the lands the transferor or is determined under Code Section 732; (ii) transfers at death: (iii) transfers between members of a family (as defined in Code Section 267 (c) (4); (iv) the issuance of Units by or on behalf of the Partnership in exchange for cash. property, or services: (v) distributions from a retirement plan qualified under Code Section 401(a); and (vi) block transfers. The term 'block transfer" means the transfer by a Partner in one or more transactions during any 30 calendar day period of Partnership Interests representing in the aggregate more than 5% of the total interest in Partnership capital or profits.

                  (i) Any attempted assignment or transfer which does not comply with subparagraphs (a) through (h) of this Section 7.1 shall be null and void, unless otherwise determined by the Managing General Partner in its sole discretion.

                  (j) The elective date of any assignment or transfer of Units shall be the first day of the calendar quarter following the calendar quarter in which the requirements set forth in subparagraphs (a) through (h) of this
Section 7.1 have been satisfied. Until such elective deed the Managing General Partner shall be entitled to treat the assignee or transferor as the absolute owner of the Unit, and shall incur no liability for allocations, distributions, reports or notices made or given in good faith to such assignee or transferor.

                  (k) A Unitholder may not contract away the common law fiduciary duty owed to the Unitholders by the General Partners.

                  7.2 Incapacity of Unitholders. If a Unitholder dies (or, in the case of an entity, dissolves or terminates), the Unitholder's executor, administrator or trustee or, if the Unitholder is adjudicated incompetent or insane, the Unitholder's guardian or conservator, or if the Unitholder becomes bankrupt, the trustee or receiver of the Unitholder's estate, shall have all the rights and obligations of a Unitholder for the purpose of settling or managing the Unitholder's estate and such power as the Unitholder possessed to assign the Unitholder's Units. The death, dissolution, termination, incompetency, insolvency or bankruptcy of a Unitholder shall not dissolve the Partnership.

                  7.3 Change In Record Ownership. Subject to the terms and conditions of this Agreement, title to a Unit shall be transferable by delivery of an instrument of transfer, in a form satisfactory to the Transfer Agent and the Managing General Partner, properly executed by the Registered Owner, in accordance with the laws governing transfers of investment securities; provided. however, that, until a Unit has been transferred on the register of the Transfer Agent as provided in the Transfer Agent Agreement, the Partnership, notwithstanding any notice to the contrary. shall treat the Registered Owner thereof as the absolute owner thereof for all purposes (including, without limitation, the economic benefits and other rights of Unitholders). Changes in the record ownership of Units will be recognized only four times each year at 12:01 a m., San Francisco, California local time, on the first business day of each calendar quarter or such other period as shall be established by the Managing General Partner.

                  7.4      Substituted Limited Partner.

                  (a) It is not the present intention of the General Partners that the Partnership have any Limited Partner other than the Assignor Limited Partner. No Person shall have the right to become a Substituted Limited Partner unless each of the following condition, is satisfied:

                       (i) in the case of an assignment or transfer of the Limited Partnership Interest of a Limited Partner, (A) the instrument of assignment or transfer sets forth the intentions of the assignor or transferor that the assignee or transferee succeed to the assignor's or transferor's Unit as a Limited Partner in the assignee or transferee Limited Partner's place; and
(B) the assignee or transferee shall have fulfilled the requirements of this
Article VII and Section 10.2(a) and (c); and

                       (ii) the Managing General Partner shall have consented to such Person's admission as a Substituted Limited Partner.

                  (b) This Agreement shall be amended as necessary to recognize the admission of any Unitholder as a Limited Partner.

                  (c) Any Limited Partner who shall assign or transfer all of the Unitholder's Limited Partnership Interest shall cease to be a Limited Partner upon a Substituted Limited Partner being admitted in the assigning or transferring Limited Partner's stead as a Limited Partner with respect to the Interest assigned or transferred.

                  (d) An assignee or transferee of Units who does not become a Substituted Limited Partner and desires to make a further assignment or transfer of the Units, shall be subject to all the provisions of this Article VII to the same extent and in the same manner as any Unitholder desiring to make an assignment or transfer of his Units.

                  (e) Notwithstanding anything to the contrary in this Agreement, the Managing General Partner may at any time, without obtaining the consent of any Unitholders, cause any Unitholder to become a Limited Partner and may take such other action with respect to the manner in which Units of Limited Partnership Interests are being or may be transferred or such other steps as the Managing General Partner may deem necessary or appropriate in order to preserve the status of the Partnership as a partnership rather than an association taxable as a corporation for federal income tax purposes or to insure that Unitholders will be treated as limited partners of the Partnership for federal income tax purposes.

                  (f) For all purposes hereunder and under the California Act, each Limited Partner, including the Assignor Limited Partner on behalf of the Unitholders, hereby Consents to the admission of any Person as a Substituted Limited Partner if the provisions of this Article VII are satisfied.

                  7.5 Citizenship Status. Subject to the discretion of the Managing General Partner, in the event a Unitholder who originally obtained Units in the Partnership's offering misrepresented that such Unitholder was a Citizen of the United States, such person fails to remain a Citizen of the United States or a subsequent assignee or transferee of Units is not or fails to remain a Citizen of the United States, such Person shall forfeit to the Partnership and no longer be entitled to the cash distributions, allocations of Profits, Losses or credits of the Partnership, receipt of Partnership reports or voting privileges, although such Person may transfer or assign such Person's Units to a Citizen of the United States, which subsequent transferee would be entitled to the full economic benefits and other privileges attributable to such Units.

                                  ARTICLE VIII
                          DISSOLUTION, LIQUIDATION AND
                        TERMINATION OF THE PARTNERSHIP

                  8.1 Events Causing Dissolution. The Partnership shall dissolve and its affairs shall be wound up upon the earliest to occur of any of the following events:

                  (a) the expiration of its term;

                  (b) the withdrawal, removal or automatic cessation pursuant to Section 6.4 of a General Partner unless (i) there remains at least one General Partner and, within 60 days after the date of such event, the remaining General Partner(s) elect to continue the business of the Partnership or (ii) if there is no remaining General Partner, the Unitholders, within 90 days after the date of such event, elect to continue the business of the Partnership, in a reconstituted form if necessary, and elect a successor Managing General Partner effective as of the date of such event. In the event of the removal of a General Partner and there is no remaining General Partner, then a Majority Vote of the Unitholders may elect to continue the Partnership and elect a new Managing General Partner. If, however, the dissolution is caused by a General Partner ceasing to be a General Partner for any reason other than removal, and if there is no remaining General Partner, then the right of the Unitholders to continue the business of the Partnership and to elect one or more General Partners may only be exercised by the unanimous vote of the Unitholders and the Assignor Limited Partner;

                  (c) the election to dissolve the Partnership by the Majority Vote of the Unitholders;

                  (d) the entry of a decree of judicial dissolution by a court of competent jurisdiction; and

                  (e) upon the disposition of the Partnership's last interest in Aircraft, including any debt obligation taken as consideration in the disposition of Aircraft.

                  8.2      Liquidation.

                  (a) Upon dissolution and liquidation of the Partnership, its liabilities shall be paid in the order provided herein. The Managing General Partner shall cause Partnership property to be sold in such manner as the Managing General Partner, in its sole discretion, shall determine in an effort to obtain the best prices for such property. The Managing General Partner shall cause the cancellation of the Partnership's Certificate of Limited Partnership upon completion of the dissolution and liquidation of the Partnership. Pending such sales and cancellation, the Managing General Partner shall have the right to continue to operate the business of the Partnership and otherwise deal with Partnership property. In the event that a General Partner withdraws, is removed or otherwise ceases to be a General Partner and there is no remaining or successor General Partner, a Person shall be elected by Majority Vote of the Unitholders as a liquidating trustee to perform the functions of a general partner in liquidating the assets of the Partnership and winding up its affairs.

                  (b) The proceeds from the liquidation of the Partnership's property shall be paid out in the following order:

                       (i) First, the Partnership shall pay or make reasonable provision to pay all claims and obligations, including all contingent, conditional or unmatured claims and obligations, known to the Partnership but for which the identity of the claimant is unknown, in accordance with the California Act, excluding claims of the General Partners but including claims of the Unitholders who are creditors, to the extent permitted by the California Act;

                       (ii) Second, to the General Partners for any loans or advances made by them to the Partnership;

                       (iii) Third, to the extent permitted by the limitations set forth in Section 5.6, to the Managing General Partner for any fees due hereunder; and

                       (iv) The balance if any, to the General Partners and Unitholders having positive balances in their Capital Accounts (after giving effect to all contributions, distributions and allocations for all periods, including the period during which such distribution occurs) in the proportion that the positive balance in each General Partner's and Unitholder's Capital Account bears to the sum of all Capital Accounts having positive balances; provided, however, that any remaining amount of fees due to the Managing General Partner hereunder shall first be paid to the Managing General Partner in accordance with, at the time prescribed by, and subject to the limitations of Section 5.6.

                  (c) Distributions in liquidation shall be made by the end of the taxable year in which the liquidation occurs or, if later, within 90 days after the liquidating event and shall otherwise comply with Regulations Section 1.704-1(b).

                  (d) If upon liquidation of the Partnership (or the liquidation of a General Partner's interest in the Partnership within the meaning of Section 1.704-1 (b) (2) (ii) (g) of the Regulations), a General Partner has a deficit balance in its Capital Account (after taking into account all Capital Account adjustments for the Partnership's taxable year in which the liquidation occurs), such General Partner shall contribute in cash to the Partnership by the end of such taxable year (or, if later, within 90 days after the date of such liquidation) an amount equal to such deficit Capital Account balance.

                  (e) If any Unitholder has a deficit balance in the Unitholder's Capital Account (after taking into account all Capital Account adjustments for the Partnership's taxable year in which the liquidation occurs), such Unitholder shall have no obligation to make any contribution to the capital of the Partnership with respect to such deficit, and such deficit shall not be considered a debt owed to the Partnership or to any other person for any purpose whatsoever.

                  (f) The provisions of Section 8.2(d) shall be enforceable directly, indirectly, derivatively or otherwise, only by the Unitholders, or the General Partners, as applicable, and no third party may enforce any rights provided hereby.

                                  ARTICLE IX
                      BOOKS AND RECORDS; ACCOUNTING, TAX
                                   RECORDS

                  9.1 Books and Records. The books and records of the Partnership, including the Partnership's Certificate of Limited Partnership and amendments thereto, copies of this Agreement, copies of the Partnership's federal, state and local tax or information returns, the Partnership's financial records, the books and records relating to the Partnership's internal affairs, the appraisals of the Partnership's Aircraft and information regarding the suitability of Limited Partners and Unitholders, shall be maintained by the Managing General Partner at a principal office of the Partnership. The books and records shall include information relating to the sale by the General Partners, or by their Affiliates, of goods or services to the Partnership, and an alphabetical list of the names and addresses and Units of all Unitholders. The books and records shall be available for examination by any Unitholder or the Unitholder's duly authorized representative at any reasonable time and upon payment of reasonable costs. Any Unitholder or the Unitholder's duly authorized representative, upon paying the reasonable costs of collection, duplication and mailing and for any purpose reasonably related to the interest of the Unitholder, shall be entitled to a copy of property appraisals and the list of names, addresses and Interests of the Unitholders. The Partnership may maintain such other books and records and may provide such other statements as the Corporate General Partner in its discretion deems advisable. The Partnership shall maintain its financial statements for at least six years and its other books and records relating to its internal affairs for at least three years.

                  9.2 Accounting Basis for Tax and Reporting Purposes. The books and records of the Partnership for financial reporting purposes and for the purpose of reports to the Partners will be kept on an accrual basis in a manner consistent with generally accepted accounting principles. The Managing General Partner will cause the income tax returns of the Partnership to be prepared on the accrual basis of accounting by the application of memorandum entries to the accrual basis books of account.

                  9.3 Bank Accounts. The Managing General Partner shall maintain the Partnership bank accounts, and withdrawals shall be made only in the regular course of the Partnership business on such signature or signatures as the Managing General Partner may determine. All deposits and other funds not needed in the operation of the business may be deposited in interest-bearing accounts or invested in securities as described in Section 5.2(a)(x).

                  9.4      Reports.

                  (a) On or before May 15, August 15 and November 15 of each year in which the Partnership is in existence, the Managing General Partner shall cause the Partnership to send each Person who was a Partner or a Unitholder at any time during the immediately preceding fiscal quarter the following information:

                       (i) A detailed statement of any fees paid to the General Partners or their Affiliates and the services rendered therefor;

                       (ii) A report describing the Partnership's business, the receipt and disbursement of revenues and an accounting of all Aircraft purchased during the quarter; and

                       (iii) A quarterly report containing substantially all the information required for the Form 10-Q most recently filed by the Partnership with the Commission, or a copy of the Form 10-Q (or such lesser information as may hereafter be permitted by the rules and regulations of the Commission).

                  (b) On or before March 31 of each year, the Managing General Partner shall cause the Partnership to send to each Person who was a Partner or a Unitholder at any time during the prior Fiscal Year, a report containing the following information:

                       (i) A balance sheet, statement of Partner's equity, statement of income, statement of changes in financial condition and cash flow statement (which shall include a statement as to the use of Working Capital Reserves from the Gross Offering Proceeds) in respect of such Fiscal Year, all of which (except the cash flow statement) shall be prepared in accordance with generally accepted accounting principles.

                       (ii) An annual report consolidating the activities of the Partnership during such Fiscal Year, including (A) a detailed statement of any transactions with the General Partners or their Affiliates and of fees, commissions, compensation, reimbursement and other benefits paid or accrued to the General Partners or their Affiliates for such Fiscal Year, showing the amount paid or accrued to each recipient and the services performed, and (B) a breakdown of distributions made by the Partnership for such Fiscal Year separately identifying the source of such distributions, including: (1) Cash Flow during the period, (2) Cash Flow during a prior period which had been held as Working Capital Reserves, (3) Sales Proceeds and (4) Working Capital Reserves from the Gross Offering Proceeds;

                       (iii) A report containing a reconciliation between the financial information contained in the annual report and the information received for federal tax returns; and

                       (iv) A status report with respect to each Aircraft owned by the Partnership setting forth the condition of the Aircraft, the appraised value of each Aircraft as of the end of such Fiscal Year (as well as a description of' the method or basis used for such valuation) and indicating whether the Aircraft is leased, operated or held for lease, repair or sale, the remaining term of any existing lease, the projected use of the Aircraft for the next year (whether the lease is expected to continue or to be renewed, or whether the Aircraft is expected to be re-leased or sold) and any other information relevant to the value or utilization of the Aircraft as deemed appropriate by the Managing General Partner.

                  (c) The financial statements described in Section 9.4(b) (i), other than the cash flow statement, shall be audited by a firm of independent certified public accountants and shall be accompanied by the opinion of such independent certified public accountants.

                  (d) Within the scope of the annual audit of the General Partners' or their Affiliates financial statements, the independent certified public accountants shall verify the allocation of the cost of services, goods or materials provided by the General Partner or Affiliate to the Partnership. The method of verification shall, at a minimum, provide (i) a review of the time records of individual employees, the cost of whose services were reimbursed, and (ii) a review of the specific nature of the work performed by each such employee. The methods of verification shall be in accordance with generally accepted auditing standards. The cost of such verification will be itemized by such accountants and may be reimbursed to the General Partners or their Affiliates by the Partnership only to the extent that such reimbursement, when added to the cost of the services rendered, does not exceed the allowable rate for such services as determined in Section 5.6 of this Agreement.

                  (e) Not later than March 15 next following the end of each Fiscal Year, the Managing General Partner will send to each Person who was a Unitholder at any time during that Fiscal Year such tax information as shall be necessary for the preparation of federal and state income tax returns.

                  9.5 Elections. The Managing General Partner may cause the Partnership to make all elections required or permitted to be made by the Partnership under the Code or deemed appropriate by the Managing General Partner and not otherwise expressly provided for in this Agreement or the Prospectus.

                  9.6 Designation of Tax Matters Partner. The Managing General Partner shall be the Tax Matters Partner of the Partnership, as provided in
Section 6231 of the Code and the Regulations promulgated thereunder. Each Partner and Unitholder approves of such designation of the Tax Matters Partner and agrees to execute, certify, acknowledge, deliver, swear to, file and record at the appropriate public offices such documents as may be necessary or appropriate to evidence such approval.

                  9.7 Expenses of Tax Matters Partner. The Partnership shall indemnify and reimburse the Tax Matters Partner for expenses, including legal and accounting fees, claims, liabilities, losses and damages incurred in connection with any administrative or judicial proceeding with respect to the tax liability of the Partnership, the Partners and the Unitholders. The payment of such expenses shall be made before any distributions are made from Cash Available for Distribution. Neither of the General Partners, nor any of their respective Affiliates, nor any other Person shall have any obligation to provide funds for such purposes. The taking of any action and the incurring of any expense by the Tax Matters Partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole discretion of the Tax Matters Partner, and the limitations of liability and indemnification of the General Partner set forth in Section 5.8 shall be fully applicable to the Tax Matters Partner in its capacity as such.

                                   ARTICLE X
                                   AMENDMENTS

                  10.1     Proposal and Adoption of Amendments Generally.

                  (a) Amendments to this Agreement which do not, in the opinion of the Managing General Partner, have a material adverse effect upon the Unitholders or which are necessary or desirable, in the reasonable determination of the Managing General Partner, to satisfy any requirements, conditions or guidelines contained in any regulation, ruling, order, directive or opinion of any federal or state agency or judicial authority or contained in any federal or state statute or to preserve the status of the Partnership as a partnership for federal income tax purposes or to ensure that Unitholders will be treated as limited partners for federal income tax purposes, may be made by the Managing General Partner through the use of the Power of Attorney granted in Section 12.1, without the approval of any Unitholder. Amendments which shall be deemed to be of an inconsequential nature not adversely affecting the rights of the Unitholders in any material respect include, without limitation, the following:

                       (i) Amendments made to this Agreement to prevent the Reregistration or Recertification of the Aircraft by the FAA or by third parties, or to reduce the risk of Reregistration or decertification of Aircraft;

                       (ii) Changing the name or the location of a principal office of the Partnership;

                       (iii) Changing the name, address or Capital Account of a Partner or Unitholder to reflect changes through transfer, assignment or withdrawal from the Partnership, change of address or reduction in capital (to the extent permitted by the California Act);

                       (iv) To the extent this Agreement is inconsistent with the California Act, the Code or other applicable law, making any change necessary to conform this Agreement to law;

                       (v) To the extent any provisions of this Agreement are ambiguous or inconsistent with other provisions in this Agreement or in the Prospectus, making any change necessary to clarify this Agreement in order to conform it to the intentions of the Partners as reflected in this Agreement and the Prospectus.

                       (vi) Making any changes necessary or convenient to the orderly administration of the Partnership s affairs which do not adversely effect the rights of the Unitholders in any material respect;

                       (vii) Making any changes necessary to prevent the Partnership or any General Partner or Unitholder (or any principal thereof) from being subject to the provisions of the Investment Company Act of 1940, as amended, or "plan asset" regulations adopted under ERISA; and

                       (viii) Making any change relating to the allocation of income, gain, losses, deductions and credits as may be required under the Code and the Regulations.

                  (b) Any other amendment to this Agreement may be proposed by the General Partners or by holders of 10% of the Interests of the Unitholders. The Persons proposing such amendment shall submit (i) the text of such amendment and (ii) a statement of the purpose of such amendment. Within ten days after receipt of any proposal under this Section 10.1.1(b)' the Managing General Partner or Assignor Limited Partner shall give written Notification of such proposed amendment to all Partners and Unitholders either in person or by mail, together with the statement of purpose and the views if any, of the Managing General Partner with respect to such proposed amendment. In order to be adopted, any such amendment will require the approval of a Majority Vote.

                  (c) The Managing General Partner shall, within a reasonable time after the adoption of any amendment to this Agreement, make any filings or publications required or desirable to reflect such amendment.

                  (d) Notwithstanding the provisions of this Section 10.1, this Agreement shall in no event be amended to change the limited liability of the Unitholders without the vote or consent of all of the Unitholders.

                  10.2 Amendments on Admission or Withdrawal of Partners and Unitholders.

                  (a) If this Agreement shall be amended to reflect the admission or substitution of a Unitholder or Limited Partner other than the Assignor Limited Partner, the amendment to this Agreement shall be signed by the General Partners and the Person to be substituted or added or such Person's attorney-in-fact. Such amendments shall occur as often as appropriate, in the opinion of the Managing General Partner.

                  (b) Except as provided in Section 6.3, no successor or additional General Partner will be admitted to the Partnership without an amendment hereof approved by a Majority Vote. If this Agreement shall be amended to reflect the admission of an additional or successor General Partner, such amendment shall be signed by such additional or successor General Partner.

                  (c) No Person shall become a Partner or Unitholder unless such Person shall have:

                       (i) become a party to, and adopted all the terms and conditions of this Agreement by the execution and delivery of all documents as required by the Managing General Partner;

                       (ii) if such Person is a corporation, provided the Managing General Partner with evidence satisfactory to the Managing General Partner of such Person's authority to become a Partner or Unitholder under the terms and conditions of this Agreement; and

                       (iii) paid all reasonable expenses and legal fees of the Partnership in connection with such Person becoming a Partner or Unitholder.

                                   ARTICLE XI
                         CONSENTS, VOTING AND MEETINGS

                  11.1 Method of Giving Consent Any Consent required by this Agreement may be given as follows:

         a) by a written Consent given by the approving Partner or Unitholder (it being understood that the Assignor Limited Partner may indicate approval at the direction of the Unitholders) at or prior to the doing of the act for which the Consent is solicited.

         b) by the affirmative vote of the approving Partner or Unitholder to the doing of the act for which the approval is solicited at any meeting called and held pursuant to Section 11.3 to consider the doing of such act.

         Such Consent may be given to the Managing General Partner or to any third party by proxy and, in either case, may be voted in favor of or against any proposal, provided the party acting on behalf of the Partner who granted the Consent or proxy acts in accordance with the terms of such Consent or proxy.

                  11.2 Voting Rights. A Unitholder shall be entitled to direct the Assignor Limited Partner to cast one vote for each Unit which he owns: (a) at a meeting, in person or by written proxy, or (b) without a meeting, by a signed writing directing the manner in which the Unitholder desires that the Unitholder's vote be cast, which writing must be received by the Managing General Partner prior to the date upon which the votes of Unitholders are to be counted. The Assignor Limited Partner shall vote in accordance with the directions of the Unitholders, but will not vote as to those Units for which it receives no instructions. The General Partners and their Affiliates shall not be permitted to vote any Units held by them with respect to (u) any proposed amendment to this Agreement, (v) the dissolution of the Partnership, (w) removal of a General Partner and election of a new General Partner, and (x) the approval or disapproval of the sale of all or Substantially All of the Assets of the Partnership.

                  11.3 Meetings. The termination of the Partnership, the removal of a General Partner and any other matter requiring the Consent of the Unitholders pursuant to this Agreement may be considered at a meeting of the General Partners and Unitholders. Such a meeting shall be called for any purpose either by the Managing General Partner or by Unitholders holding 10% or more of the Interests held by all Unitholders. Within ten days after receipt of any such call for a meeting, the Managing General Partner or the Assignor Limited Partner shall give written notification of such meeting to all Partners and Unitholders. The meeting shall be held not less than 15 nor more than 60 days after Notification thereof shall have been distributed to the Unitholders. In its discretion, the Managing General Partner may cause such Notification to be given by the Transfer Agent pursuant to the Transfer Agent Agreement. Any such Notification shall state briefly the purpose, time and place of the meeting. Such meeting shall be held at the time and place specified in the request for the meeting or, if none, at a time and place in the City and County of San Francisco as designated by the Managing General Partner. Annual meetings of the Partnership are not contemplated. A majority of the Interests entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of the Partnership.

                  11.4 Submissions to Unitholders. The Managing General Partner (or, in its absence or upon its removal or withdrawal, the Assignor Limited Partner) shall give all the

Unitholders Notification of any proposal or other matter required to be submitted for the consideration and approval of the Unitholders, or shall cause such Notification to be given by the Transfer Agent. Such Notification shall include any information required by the relevant provision of this Agreement, by the California Act or pursuant to applicable federal and state securities laws.

                  11.5 Record Dates. The Managing General Partner may set in advance a date for determining the Unitholders entitled to Notification and entitled to vote at any meeting. All record dates shall not be more than 60 nor less than 10 days prior to the date of the meeting.

                                  ARTICLE XII
                               POWERS OF ATTORNEY

                  12.1 Appointment of the Managing General Partner and the Assignor Limited Partner as Attorney-in-Fact.

                  (a) The Assignor Limited Partner, on behalf of itself and each Unitholder, irrevocably constitutes and appoints the Managing General Partner as the Assignor Limited Partner's and each Unitholder's true and lawful attorney-in-fact, with full power and authority in the Assignor Limited Partner's and Unitholder's name, place and stead, to execute, acknowledge, deliver, swear to, file and/or record at the appropriate public offices, such documents, instruments and conveyances as may be necessary or appropriate to carry out the provisions or purposes of this Agreement and the Transfer Agent Agreement, including, without limitation:

                       (i) all certificates and other instruments (including counterparts of this Agreement), the Transfer Agent Agreement, the assignment to the Unitholders of the rights and obligations to which the Unitholders are entitled and subject under this Agreement and the Transfer Agent Agreement and any amendment to any of the foregoing which the Managing General Partner deems appropriate to qualify or continue the Partnership as a limited partnership (or a partnership in which the Unitholders will have limited liability comparable to that provided by the California Act) or which is otherwise adopted in accordance with this Agreement, and to execute, acknowledge, deliver, swear to, file and record at the appropriate public offices all such other agreements, documents, instruments or conveyances as the Managing General Partner may deem necessary or appropriate to carry out the provisions or purposes of this Agreement, the Transfer Agent Agreement, such assignment or the business of the Partnership;

                       (ii) all instruments which the Managing General Partner deems appropriate to reflect a change or modification of the Partnership in accordance with the terms of this Agreement;

                       (iii) all conveyances and other instruments which the Managing General Partner deems appropriate to reflect the dissolution and termination of the Partnership (including a certificate of cancellation); and

                       (iv) all consents, instruments and documents which may be necessary or desirable in order to effectuate and comply with the provisions of Article VI.

                  (b) This appointment of the Managing General Partner as attorney-in-fact is irrevocable and shall be deemed to be a power coupled with an interest in recognition of the fact that the Assignor Limited Partner and each of the Unitholders under this Agreement will be relying upon the power of the Managing General Partner to act as contemplated by this Agreement in any filing and other action by it on behalf of the Partnership, and shall survive and not be affected by the subsequent death, incapacity, insanity, dissolution or termination of any Person hereby giving such power and the transfer or assignment of all or any part of the Interest of such Person; provided, however, that in the event a Unitholder transfers all of the Unitholder's Units, the foregoing power of attorney of a transferor Unitholder shall survive such transfer only until such time as the transferee shall have been recognized by the Partnership as a Unitholder and all required documents and instruments shall have been duly executed, filed an recorded to effect such substitution.

                  (c) This appointment of the Managing General Partner as attorney-in-fact be exercised by the Managing General Partner or the Assignor Limited Partner by signing separately as attorney-in-fact for each Unitholder or by a single signature of the Managing General Partner as attorney-in-fact for all the Unitholders.

                                  ARTICLE XIII
                                 MISCELLANEOUS

                  13.1 Notification to the Partnership or the General Partners. Any Notification to the Partnership or the General Partners shall be delivered to them at one of the principal offices of the Partnership as set forth in this Agreement or as revised in any subsequent Notification to all the Partners and Unitholders.

                  13.2 Binding Provisions. The covenants, agreements and provisions contained herein shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors and assigns of the respective parties hereto.

                  13.3 Applicable Law. This Agreement shall be construed and enforced in accordance with the laws of the State of California without giving effect to the principles thereof relating to the conflict of laws.

                  13.4 Counterparts. This Agreement may be executed in several counterparts, all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties have not signed the same counterpart or such counterparts have been signed at different times.

                  13.5 Severability of Provisions. If for any reason any provision hereof is determined to be invalid, such invalidity shall not impair the operation of or affect those portions of this Agreement which are valid.

                  13.6 Entire Agreement. This Agreement constitutes the entire agreement among the parties. This Agreement supersedes any prior agreement or understanding among the parties and may not be modified or amended in any manner other than as set forth herein.

                  13.7 Section Titles. Section titles are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text.

                  13.8 Legal Fees. Subject to the provisions of Section 5.8, in the event of any litigation or other legal dispute between any of the General Partners hereto to enforce any provision of this Agreement or any right of any party hereto, the unsuccessful party to such litigation or legal dispute shall pay the successful party all costs, including reasonable attorneys' fees, incurred therein by the successful party, all of which may be included in and as part of the judgment or other resolution of such litigation or legal dispute.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                        GENERAL PARTNERS:

                                        CMA CAPITAL GROUP

                                           By: /s/ NEAL D. CRISPIN
                                              ----------------------------
                                              Neal D. Crispin, President

                                              /s/ RICHARD D. KOEHLER
                                              ----------------------------
                                              Richard D. Koehler

                                              /s/ NEAL D. CRISPIN
                                              ----------------------------
                                              Neal D. Crispin

                                        ASSIGNOR LIMITED PARTNER:

                                        JETFLEET ASSIGNOR L.P.A., INC.

                                        By: /s/ NEAL D. CRISPIN
                                           -------------------------------
                                        Neal D. Crispin, President